EX-99.23(p)(119)

Red Rocks Capital LLC

603 Park Point Drive, Suite 200

Golden, CO 80401

Registered Investment Adviser

Compliance &

Supervisory Procedures Manual

Amended and Restated

March 19, 2009

_____________________________________

Code of Conduct/Ethics

TABLE OF CONTENTS

Introduction

Compliance with the Advisers Act

Compliance Responsibilities

I.	Filings and Reports

II.	Form Adv/Brochure Disclosure and Delivery

2.1	Rule 204-3

2.2	Red Rocks’ Written Disclosure Statement

2.3	Delivery of Form ADV

2.4	Amendments to Form ADV – Rule 204-1

III.	Client Agreements/Contracts - Section 205

3.1	General

3.2	Required Disclosures in Red Rock’s Written Agreement - Section 205(a)

IV.	Custody of Client Funds and Securities - Rule 206(4)-2

4.1	Withdrawal of Advisory Fees from Clients’ Accounts

4.2	Unintended Custody of Client Funds

V.	Books and Records, Rule 204-2

VI.	Financial and Disciplinary Information

6.1	Financial Disclosure

6.2	Disciplinary Disclosure

VII.	Internal Controls

7.1	General

7.2	Characteristics of an Effective Compliance System

VIII.	Advisory Services

8.1	“Advisory Services”

IX.	Portfolio Management

9.1	Setting up the Client’s Account

9.2	Determining Suitability

9.3	Managing the Client’s Account

9.4	Monitoring Account Activity

9.5	Termination of Accounts

X.	Prohibited Transactions

10.1	“Front Running”

10.2	Conducting Business in States where not Registered

10.3	Diverted Opportunity

10.4	Holding Clients’ Funds or Securities

XI.	Conflicts of Interest

11.1	Personal Securities Transactions

11.2	Trading Restrictions

11.3	Negative Reports

11.4	Personal Securities Transactions and Insider Trading

11.5	Controls to monitor potential conflict issues in managing an Index within Red Rocks Capital LLC

XII.	Brokerage Practices & Executions

12.1	Introduction

12.2	Best Execution

12.3	Referral of Clients to Red Rocks by Broker/Dealers

12.4	Directed Brokerage

12.5	Negotiation of Brokerage Com mission Rates

12.6	Bunched, Blocked or Aggregated Trading

12.7	Proxy Voting

XIII.	Marketing/Performance Calculation

13.1	“Clover” Disclosures.

13.2	Where Actual and Model Results Show Performance Net of Advisory Fees

13.3	Where Actual Results Show Performance Net of Advisory Fees.

13.4	Where Model Results Show Performance Net of Advisory Fees.

13.5	Where Performance is Shown Gross of Advisory Fees

XIV.	Compensation/Client Fees

14.1	Advisory Fees Based on Assets Under Management

14.2	Advisory Fees Based on Portfolio Performance

XV.	Client Referrals

15.1	Cash Payments for Client Solicitation - Rule 206(4)-3

15.2	Requirements under Rule 206(4)-3

XVI.	Portfolio SecuritiesValuation

Exhibit 1 - Policies and Procedures to Prevent the Misuse of Material Non-Public Information

Exhibit 2 - Red Rocks' Privacy Policy

Exhibit 3 - Red Rocks' Disaster Recovery Plan

Exhibit 3 - Attachment A - RRC BCP Disclosure Statement

Exhibit 4 - Books & Records

Appendix A - Compliance Officer’s Internal Controls Evaluation Guidelines

Appendix B - Code of Conduct/Ethics

Exhibit B-1  Initial Securities Holdings Reports

Exhibit B-2  Personal Securities Trading Request and Authorization Form

Exhibit B-3 Quarterly Personal Securities Transaction Report

Exhibit B-4 Annual Securities Holdings Report

Introduction

Compliance with the Advisers Act

Red Rocks Capital LLC (“Red Rocks”) is an investment adviser registered with the Securities Exchange Commission (the “Commission” or “SEC”) pursuant to the provisions of Section 203 of the Investment Advisers Act of 1940 (“Advisers Act”).

As a registered investment adviser, Red Rocks and its associates are obligated to conduct their investment advisory activities in compliance with all applicable provisions of the Advisers Act. In addition to any federal requirements, Red Rocks must also operate in compliance with the rules and regulations of each state in which it conducts business.

This Compliance Manual has been developed to assist Red Rocks and its associates in complying with the provisions of the Advisers Act and other advisory related statutes issued by state regulatory authorities. The Compliance Manual is not to be construed as all inclusive, but rather is intended to serve as a guide in conducting and supervising the daily investment advisory business of Red Rocks. In those situations where an answer cannot be found in the Compliance Manual, the associate should direct any question to his/her supervisor or to Red Rocks’ Compliance Officer.

The Compliance Manual is to be maintained by a designated Compliance Officer in cooperation with Red Rocks’ Managing Members, Department Manager(s) and other qualified principals of the firm. Additions and changes to the Compliance Manual will be announced as events occur requiring such revision. An annual compliance review will be conducted by the Compliance Officer and any additions and changes since the preceding year will be referenced by date and initiating authority. Changed and replaced entries to the Compliance Manual, along with compliance memoranda, must be retained for three years.

Inasmuch as the Compliance Manual is a basic part of Red Rocks’ program of internal controls, each associate of Red Rocks and other affiliated persons who participates in or has responsibilities in connection with the firm’s advisory activities will be provided a copy of the Compliance Manual and will be required to acknowledge receipt of the manual and sign a statement that they have read and will comply with the provisions contained in the Compliance Manual. In addition, each associate involved in the Red Rocks’ advisory activities will be required annually to reaffirm that he/she has read and will comply with all new provisions of the Compliance Manual. The Compliance Officer, at his discretion, may conduct training sessions on selected provisions of the Compliance Manual in lieu of requiring that associates read the manual in its entirety each year.

Compliance Responsibilities

Compliance Officer

Red Rocks has designated Matthew Luoma to serve as Compliance Officer located at its principal place of business, whose primary responsibilities include (i) assuring that Red Rocks’ compliance manual and supervisory procedures are designed to achieve compliance with applicable laws, regulations and industry practices, and (ii) to advise those members of Red Rocks’ management with responsibility for supervising the investment advisory activities of Red Rocks and its associates providing investment advisory services.

The CO may assign other associates of Red Rocks to assist in fulfilling his/her responsibilities. Ultimate responsibility for ensuring that Red Rocks and its associates comply with the provisions of this manual and the federal and state securities laws rests with the Red Rocks’ management.

In the absence or incapacity of the CO, the Managing Members of Red Rocks will serve in his/her place with full responsibility without further authorization to the extent permitted by qualifications according to regulations until a replacement can be secured.

Qualifications of CO

In order to serve as the CO of Red Rocks, an individual must generally have successfully completed the NASD Series 65 or 66 examination or have other suitable experience.

I. Filings and Reports

This Section is Blank.

II. Form Adv/Brochure Disclosure and Delivery

2.1 Rule 204-3

Under Rule 204-3, Red Rocks must prepare and maintain a current Form ADV or other disclosure document which contains specific information about Red Rocks and its officers and associates who are engaged in the business of providing investment advice to clients. The Advisers Act permits the use of a “brochure” to describe an adviser’s activities; however, the brochure must contain “at least the information required by Part II of Form ADV.”

2.2 Red Rocks’ Written Disclosure Statement

It is the policy of Red Rocks that Part II of Form ADV will be used as the firm’s basic disclosure document. Red Rocks may, however, provide supplementary information to clients about its advisory services. It is the responsibility of the CO to ensure that Red Rocks’ Form ADV and all supporting schedules are updated annually or more often as necessary and that the information contained therein is accurate.

2.3 Delivery of Form ADV

Part II of Form ADV will be furnished to prospective clients prior to or upon signing a written agreement with Red Rocks for advisory services. Proof of delivery of Red Rocks’ Part II will be evidenced by the client’s signing the Investment Agreement whereby client acknowledges the following:

Client(s) hereby acknowledge(s) having received a copy of Red Rock’s Form ADV, Part II at least 48 hours prior to execution of this Agreement, or

Client(s) hereby acknowledge(s) receipt of a copy of Part II of Red Rock’s Form ADV and understands that he/she has the right to terminate this advisory arrangement without penalty within five business days after signing this Agreement.

Part II of Form ADV will also be provided by email, without charge, to existing clients at least annually and a record of the delivery will be maintained by Red Rock’s CO. The CO will maintain a log or other record which lists the clients and the date(s) the ADV was sent to.  The CO will also maintain a log of prospective clients (or other interested parties) who request, Red Rock’s Form ADV and a record of the date the ADV was actually sent to the prospective client.

2.4 Amendments to Form ADV – Rule 204-1

With respect to when Red Rock’s Form ADV should be amended to correct inaccuracies, the General Instructions for Parts 1A and 1B state that if the information in Items 1, 3, 9, or 11 of Part 1A, or Items 1, 2. A through 2.F, or 2.I of Part 1B become inaccurate for any reason, the adviser must promptly file an amended ADV. The SEC has deemed “promptly” to mean within two weeks. The Instructions also require that material inaccuracies in Items 4, 8, or 10 of Part IA, or Item 2.G of Part 1D be amended promptly. Rule 204-1 (b) (1) of the Advisers Act, in relevant part, states all of the Items in Part II must also be promptly amended. All other changes to the ADV may be made at year-end. With respect to the ADV, material inaccuracies should be considered as those facts or information which a client or prospective client would consider important in his/her decision to engage Red Rocks for advisory services.

III. Client Agreements/Contracts - Section 205

3.1 General

It is the policy of Red Rocks that none of the advisory services offered by Red Rocks will be performed unless a Written Agreement has been executed by the client and a principal of Red Rocks. All assets of Red Rocks are managed on a discretionary basis. For purposes of this section, discretionary authority is limited to the purchase and sale of securities, the amount of securities to be bought or sold, the broker or dealer to be used for the clients’ accounts and the commission rates to be paid by clients and NOT to the withdrawal of funds and/or securities from the accounts, except for payment of advisory fees.

3.2 Privacy of Client Financial Information (Regulation S-P) and Delivery of Red Rock’s Privacy Notice

Regulation S-P, requires Red Rocks to adopt policies and procedures reasonably designed to (a) ensure the confidentiality of customer records and information; (b) protect against any anticipated threats or hazards to the security of customer records and information; and (c) protect against unauthorized access or use of customer records or information that could result in “substantial harm or inconvenience” to any consumer. The privacy provisions of Regulation S-P will apply to information that is “nonpublic personal information.”

Nonpublic information, under Regulation S-P, includes “personally identifiable financial information” and any list, description, or grouping that is derived from personally identifiable financial information.

Personally identifiable financial information is defined to include three categories of information:

• Information Supplied by Client. Any information that is provided by a client or prospective client to Red Rocks in order to obtain a financial product or service. This would include information or material given to Red Rocks when entering into an investment advisory agreement.

• Information Resulting from Transaction: Any information that results from a transaction with the client or any services performed for the client. This category would include information about account balances, securities positions, or financial products purchased or sold through a broker/dealer.

• Information Obtained in Providing Products or Services. Any information obtained by Red Rocks from a consumer report or other outside source which is used by Red Rocks to verify information that a client or prospective clients has given on an application for advisory services.

As general policy, Red Rocks will not disclose personal financial information about any client to non-affiliated third parties except as necessary to establish and manage the client’s account(s) or as required by law. In these situations, personal financial information about a client may be provided to the broker/dealer or other custodian maintaining these accounts.

In addition, Red Rocks will restrict access to a clients’ non-personal financial information to those employees who need to know such information in order to provide products or services to clients. Red Rocks will maintain physical, electronic, and procedural safeguards that comply with federal standards to guard each client’s personal financial information. Such safeguards include restricting information contained on any Client Subscription Agreement to the Managing Members, to use by Red Rock’s CFO and CO or such other persons as the CO deems as needing to know the information. Hard copy of client personal financial information will be maintained in Red Rock’s central files, and will be secured (locked) after normal business hours. Electronic access to client personal financial information will be restricted to the same personnel listed above.

Each client will be provided with a copy of Red Rock’s Privacy Notice upon opening his/her account. In addition, each active client of Red Rocks will be provided with a copy of the Privacy Notice within 90 days following the close of Red Rocks’ fiscal year. A copy of Red Rocks’ Privacy Notice is included in this compliance manual as Exhibit 2.

IV. Custody of Client Funds and Securities - Rule 206(4)-2

4.1 Withdrawal of Advisory Fees from Clients’ Accounts

Securities and cash in each client’s account are physically held by the broker/ dealer, bank, or other custodian handling the account. At no time will Red Rocks ever intentionally hold client cash and securities. However, Red Rocks may enter into an arrangement for the automatic deduction of Red Rock’s advisory fees from any client’s account provided the following conditions are met:

• Authorization for the automatic withdrawal of advisory fees must be evidenced in writing by the client. This authorization will be shown on the client’s Written Agreement or on a separately signed document. Unless otherwise agreed, Red Rock’s advisory fee will be based on a percentage of the value of the client’s assets under management .

4.2 Unintended Custody of Client Funds

As a firm policy, Red Rocks will not intentionally accept physical possession of client securities or funds (checks).  In the unlikely event that any stock certificate or check payable to Red Rocks (except for checks in payment of advisory fees) must be promptly returned to the client, despite the fact such action may appear to be a disservice to the client.

Notwithstanding the above provisions, if a client or prospective client remits a check to Red Rocks which is made payable to a third party, such as a broker, or custodian bank, Red Rocks will not be deemed to have custody of such assets provided they are promptly delivered to designated payee (broker/ dealer or custodian) in accordance with the client’s instructions.

V. Books and Records, Rule 204-2

See Exhibit 4 For a Summary of Books and Records Requirements

It is the policy of Red Rocks that all accounting records will be prepared on the cash basis.

VI. Financial and Disciplinary Information

6.1 Financial Disclosure

An investment adviser who has custody or discretionary authority over client funds or securities, or who requires prepayment of fees of more than $500 per client for services to be performed over a period in excess of six months must disclose any financial condition which might impair the adviser’s ability to meet its contractual commitments to clients. Although Red Rocks does not have custody of client funds or securities, Red Rocks does manage client accounts on a discretionary basis. For this reason, it is the responsibility of the CFO to ensure that Red Rocks’ net worth remains positive at all times. At any time, should Red Rocks’ liabilities actually exceed its assets, or it appears that liabilities may exceed assets, the CFO will immediately notify the Managing Members who will take steps to correct the actual or pending net worth deficiency and, if necessary, commence steps to comply with the financial disclosure provisions of Rule 206(4)-4. If the Managing Members, after consultation with the CFO, determines that Red Rock’s financial condition is such that there would be no impairment of its ability to meet contractual commitments to clients, the CFO will have the sole authority to defer implementing the financial disclosure provisions of the rule. However, if such disclosures are deemed necessary by the CO, existing clients must be notified in writing of Red Rock’s financial condition and prospective clients must be informed of such condition before entering into any agreement for advisory services.

6.2 Disciplinary Disclosure

Rule 206(4)-4 also requires that Red Rocks disclose relevant facts about any legal or disciplinary “event” which would be material in evaluating Red Rock’s integrity or ability to meet contractual commitments to clients.

Rule 206(4)-4 defines “management person” as a person with the power to exercise, directly or indirectly, a controlling influence over the management or policies of Red Rocks, or to determine the general investment advice given to clients. The following factors are to be considered in determining if an event is “material:”

• The separation of the individual causing the “event” from the advisory functions;

• The nature of the violation or infraction of the law;

• The severity of the sanctions imposed; and,

• The time which has elapsed since the violation or infraction.

Rule 206(4)-4 also requires that if Red Rocks or any associate designated as a “management person” is found to have committed any of the offenses listed in sub-section (a) of the rule, such information must be disclosed to clients promptly, and to prospective clients not less than 48 hours prior to entering into any agreement for advisory services, or no later than the time of entering into such agreement if the client has the right to terminate the contract without penalty within five business days after entering into the agreement. For purposes of this rule, the term “promptly” shall mean within ten business days. Disciplinary information may be disclosed to clients and prospective clients in Red Rock’s Form ADV provided that delivery of the ADV satisfies the timing of disclosure requirements described in paragraph (c) of Rule 204-3.

Under certain circumstances, disclosure of some disciplinary information may not be required after a period of 10 years from the date of the violation or if the violation was not material. Any required disciplinary disclosures are to be reported on the appropriate sections of ADV Part 1 A Disclosure Reporting Pages for Red Rocks. It is the responsibility of the CO to ensure that any disciplinary information requiring disclosure is promptly reported on Red Rock’s amended Form ADV and that clients and prospective clients receive the information within ten business days.

VII. Internal Controls

7.1 General

A primary responsibility of the CO is to ensure that all advisory activities of Red Rocks are in compliance with the provisions of the Advisers Act and the various SEC rules thereunder. In fulfilling this responsibility, the CO will implement a compliance system to which both management and all associates are committed fully and which has the effect of fostering a compliance oriented environment within Red Rocks.

7.2 Characteristics of an Effective Compliance System

Specific characteristics of Red Rock’s compliance system require that

• All relevant advisory activities of Red Rocks are addressed in its written Compliance Manual;

• The Compliance Manual is updated periodically by the CO and reviewed at least annually by Red Rock’s independent consultant or legal counsel;

• The Compliance Manual assigns specific responsibilities to individual associates of Red Rocks; and,

• All newly employed associates are required to read the Compliance Manual as part of Red Rock’s orientation procedures, and all associates of Red Rocks will receive periodic training in matters of regulatory importance. In addition, the CO will distribute to all associates involved in providing advisory services, copies of amendments, revisions and up-dates to the Compliance Manual as well as relevant regulatory information received from the SEC and other authorities.

To ensure a reliable and effective compliance system meeting the above characteristics, the CO will develop a system of internal controls to monitor compliance with the procedures specified in this Compliance Manual. The compliance system developed by the CO will be reviewed and, upon approval, will be implemented by Red Rock’s Managing Members. In developing this system of internal controls, the CO will follow the Internal Controls Guidelines which are included in this Compliance Manual as Appendix A.

VIII. Advisory Services

8.1 “Advisory Services”

Red Rocks Capital is an asset management firm specializing in Listed Private Equity securities.  Such securities are selected from a proprietary database that identifies and tracks publicly-traded private equity companies.  A Red Rocks Listed Private Equity portfolio is comprised of 30 to 50 top publicly-traded private equity companies.  With daily valuation and daily liquidity, investors in a Red Rocks Listed Private Equity portfolio have access to an asset class that has historically had high barriers to entry due to investor qualification, long lock-up periods and high initial investment minimums.  This strategy is fully liquid, has institution minimums and is available as a separate account or as an institutional mutual fund vehicle.

IX. Portfolio Management

9.1 Setting up the Client’s Account

The Managing Member (or other authorized employee) will provide each client with Part II of Red Rock’s Form ADV or any other disclosure statements used to describe the firm’s advisory activities and other important information. The Managing Member (or other authorized employee) will also obtain all supporting documents necessary to set up the account, including trading authorization/power of attorney, joint account agreement, margin agreement (if applicable), trading restrictions, authorization to withdraw advisory fees, solicitation disclosures, etc. With respect to joint accounts, the Managing Member (or other authorized employee) will confirm that all parties to the account for whom advisory services are being provided have signed the Written Agreement.  No trading may occur in a client’s account until the Written Agreement, with supporting documents, have been completed and signed by the Managing Member and reviewed by the CO for any exceptions to Red Rock’s account criteria.

9.2 Determining Suitability

By signing the Investment Advisory Agreement, each client will state that he/she has made the determination that investments in securities are suitable.  Red Rocks specializes in Listed Private Equity securities.  It will be the responsibility of clients to determine their prudent allocation to this market segment

9.3 Managing the Client’s Account

• It is the responsibility of each Managing Member to devote the requisite amount of attention to professionally manage each client’s account. Red Rocks expects to manage client relationships through an external sales force.  Accordingly, as part of managing each client’s account, each portfolio manager expects to maintain regular communications with members of such sales force to provide information that may be delivered to clients.

9.4 Monitoring Account Activity

Red Rocks will review client account activities to ensure that the securities purchased or sold are consistent with the model portfolio.  At least annually, Red Rocks will review client files to determine that all information and supporting documents are current and complete.

All accounts are managed to mimic a model portfolio.  Portfolio Managers periodically advise the Trader of changes in the model and he incorporates such changes across all actively-managed accounts.  Trade blotters are circulated by email each day to provide trading updates.  Current portfolio models are circulated at least weekly.

9.5 Termination of Accounts

Every client will have the right to terminate his/her advisory agreement with Red Rocks as provided in each Written Agreement.  Inasmuch as advisory fees are billed in arrears for services previously rendered, client accounts will be charged for earned but unpaid advisory services prorated on a daily basis at the same percentage rate as that used to determine their quarterly advisory fee. Any pre-paid advisory fees will be prorated to the date of termination and any unearned advisory fees will be promptly returned to the client.

X. Prohibited Transactions

10.1 “Front Running”

A portfolio manager is not permitted to benefit from placing his personal securities trades, or those of any associated persons, “in front of’ the client’s order to buy or sell thereby receiving a better price than the client. Red Rocks prohibits employees from trading securities that are within the universe of Listed Private Equity securities that Red Rocks owns or may own (described as the Restricted List in Appendix B).

10.2 Conducting Business in States where not Registered

Most states have regulations requiring registrations and/or educational testing of investment advisory representatives who conduct investment advisory business in their respective states. Red Rocks only operates in Colorado.  This issue will be revisited if the firm ever opens an office in another state.

10.3 Diverted Opportunity

Portfolio managers may not appropriate for themselves a trading opportunity that should rightfully belong to their clients. This situation typically occurs when a limited investment opportunity, such as a thinly traded security, is purchased for the portfolio manager’s personal account although the security was suitable for client accounts.   Red Rocks prohibits employees from trading securities that are within the universe of Listed Private Equity securities that Red Rocks owns or may own (described as the Restricted List in Appendix B).

10.4 Holding Clients’ Funds or Securities

Associates of Red Rocks are prohibited from ever holding customer funds or securities or acting in any capacity as custodian for a client account. No associate is permitted to borrow money or securities from any Red Rocks client, nor are associates permitted to lend money to any client, unless approved in writing by the CO or a Managing Member of Red Rocks.

XI. Conflicts of Interest

This section describes various compliance procedures to regulate and monitor the personal securities transactions of advisory representatives of registered investment advisers who do not manage or co-manage investment company assets. Appendix B of this manual (Code of Conduct/Ethics) describes the procedures to monitor the personal securities transactions of access persons and certain other employees of advisers who manage or co-manage assets of investment companies The procedures contained in Appendix B may be used as a code of conduct/ethics for such advisers.

11.1 Personal Securities Transactions

The trading records required under Rule 204A-1 are intended as a means of bringing inappropriate trading practices to light. For this reason, the CO will take steps to identity Red Rocks’ access persons and monitor the personal securities transactions of all such persons to ensure that such persons are fulfilling their fiduciary responsibilities to Red Rocks clients. In addition to monitoring securities transactions, the CO will take all reasonable steps to determine that all associates of Red Rocks comply with the trading restrictions specified below in Section 11.2.

11.2 Trading Restrictions

Personal securities transactions by all Red Rocks employees are subject to restriction and review.  The procedures are described in Appendix B (Code of Conduct/Ethics).

We have determined that the members of the Red Rocks Advisory Committee are not access persons.  This is described more fully in Appendix B (Code of Conduct/Ethics).

a. Pre-clearance of Securities Transactions:

Specific procedures to monitor compliance with this requirement are described below in Appendix B (Code of Conduct/Ethics).

b. Black-Out Periods:

No advisory representative or access person of Red Rocks may purchase a security if he or she knows that an advisory account is selling that security or a related security, or has sold such a security within the past seven (7) calendar days. No advisory representative may sell a security if he/she knows that an advisory account is purchasing that security or a related security, or has purchased such a security within the past seven (7) calendar days.  This provision is in effect in the event that a Red Rocks employee holds a security from the Red Rocks Restricted List at the time of their hire.

c. Short Term Trading:

No advisory representative or access person of Red Rocks may purchase and subsequently sell a security within any thirty (30) day period.  Mutual funds advised or sub-advised by RRC are subject to a ninety (90) day holding period.  Any deviation from this policy must be approved in advance in writing by the CO, or unless such transaction is necessitated by an unexpected special circumstance involving the Access Person. “Special circumstances” might include medical expenses, or other serious but unforeseen obligations. The CO shall consider the totality of the circumstances, including whether the trade would involve a breach of any fiduciary duty; whether it would otherwise be inconsistent with applicable laws and Red Rocks policies and procedures; and whether the trade would create an appearance of impropriety. Based on his or her consideration of these issues, the CO shall have the sole authority to grant or withhold permission to execute the trade.

d. Quarterly Personal Securities Trading Reports:

Specific procedures to monitor compliance with this requirement are described below in Appendix B (Code of Conduct/Ethics).

e. Annual Holdings Reports:

Specific procedures to monitor compliance with this requirement are described below in Appendix B (Code of Conduct/Ethics).

11.3 Negative Reports

Although the Rule 204A-1 does not require negative reports (reports with no activity), it is the policy of Red Rocks that Personal Securities Trading Reports be submitted annually by all advisory representatives whether or not securities transactions have occurred in their accounts during the period. Those persons having no securities transactions must state this fact on their reports, fill in the reporting date and their name, sign and submit the report to the CO.

11.4 Personal Securities Transactions and Insider Trading

In 1989, Congress enacted the Insider Trading and Securities Enforcement Act (“Insider Trading Act” or “ITA”) in response to tile misuse of material non-public information during the Ivan Boesky, Michael Milken, et al. insider trading scandals. Section 204A of the Advisers Act was enacted in response to the ITA and is designed to prevent trading on “material non public information” by persons in the securities industry or their clients. Section 204A requires that an adviser establish procedures to prevent, detect and punish employees who obtain and trade on the information or disseminate the information to third parties (“tippees”). In addition to establishing 204A procedures, the section requires that the adviser “enforce” tile procedures by conducting periodic training for employees on how they might recognize “insider information” and the steps to be taken if they obtain such information.

In meeting the requirements of Section 204A, the CO will establish such procedures as are appropriate to the type of products and services offered through Red Rocks. In addition, the CO will maintain a file folder titled “204A Procedures” containing any updated procedures and documenting the training provided for employees. Training will be evidenced by having each employee annually read and sign a log or other record that he/she has read and will adhere to the 204A procedures. This file folder should be current at all times and available for review by regulatory authorities.  See Exhibit 1.

11.5 Controls to monitor potential conflict issues in managing an Index within Red Rocks Capital LLC

Red Rocks manages various indexes (each an “Index”).  The re-balancing of an Index (the Listed Private Equity IndexSM for example) within Red Rocks will be done by a separate division with separate personnel (known as “Index Personnel”).

The portfolio managers of an actively managed registered investment company (each a “Fund”) for which Red Rocks is an adviser or sub-adviser (the personnel charged with making purchase/sales decisions of individual securities within the Fund(s), known as “Actively Managed Fund Personnel”) will not have access to any changes to an Index (additions, subtractions and re-weightings) prior to the general public being made aware of said information. The Actively Managed Fund Personnel will not make changes or recommendations to the Index. This will be the sole responsibility of the Index Personnel

“Not have access to any changes to an Index” or “not make changes or recommendations to the Index” shall mean no written (correspondence, reports, email, etc.) or verbal (discussions, voice mail, etc.) communications between the Index Personnel and the Actively Managed Fund Personnel prior to the general public being made aware of said information.

XII. Brokerage Practices & Executions

12.1 Introduction

Section 206, the anti-fraud provision of the Advisers Act, requires that an adviser act in the best interest of its clients and to place their interests before his/her own interest. Among the specific obligations is the requirement to obtain the best price and execution of client securities transactions when the adviser is in a position to direct brokerage transactions. In selecting a broker to execute our clients’ securities trades, Red Rocks may direct trades through a particular broker/dealer.  In selecting a broker/dealer, Red Rocks will consider the full range and quality of a broker’s services, including execution capability, commission rate, the value of research provided (if any), financial responsibility, and responsiveness to the adviser. Red Rocks is not obligated to merely get the lowest possible commission cost, but rather should determine whether the transaction represents the best qualitative execution for the managed account.

12.2 Best Execution

When placing client trades, advisers have a duty to seek terms that secure best execution for and maximize the value of (i.e., ensure the best possible result overall) each client’s portfolio. Investment advisers must seek the most favorable terms for client trades given the particular circumstances for each trade (such as transaction size, market characteristics, liquidity of security, security type).  Advisers also must consider which brokers or venues provide best execution while considering, among other things, commission rates, timeliness of trade executions, and the ability to maintain anonymity, minimize incomplete trades, and minimize market impact. In cases where a client directs the adviser to place trades through a specific broker or through a particular type of broker, advisers should alert the client that by limiting the advisers’ ability to select the broker, the client may not be receiving best execution and the adviser should seek written acknowledgment of such from the client.

In trying to obtain “best execution,” each portfolio manager or trader must consider the following factors in placing securities transactions with broker/dealers:

a. Execution Capability

Brokers may have different execution capabilities with respect to different types of orders and securities. For example, some brokers may have good execution capability with respect to large exchange-listed equity block positions, while others are more efficient in the execution of difficult orders in the over-the-counter market, transactions in derivatives, or fixed income securities.

b. Commission Rates

Red Rock’s consideration of the commissions charged by a broker/dealer to which it directs trades, is an integral part of its evaluation of order execution. Commission rates are a function of the size of the order, the price of the security, Red Rock’s transaction volume, and whether the receipt of products or services is involved.

c. Value of Research Provided

Consistent with its obligation of best execution, Red Rocks may direct portfolio brokerage commissions to a broker or dealer in return for services and research that we use in making investment decisions for client accounts.

d. Responsiveness and Financial Responsibility

In the execution of transactions, Red Rocks may consider the broker’s responsiveness to requests for trade data and other financial information. Responsiveness includes such factors as the willingness and ability of a broker to take financial risks in the execution of large block orders or how accommodating the broker is to the trading requirements of Red Rocks.

12.3 Referral of Clients to Red Rocks by Broker/Dealers

If a client is referred to Red Rocks by a registered representative, and the client directs Red Rocks to effect brokerage transactions through that registered representative and his brokerage firm, the client must be advised in writing that Red Rocks may have a conflict of interest between its duty to the client to obtain the most favorable brokerage commission rates available under the circumstances and Red Rock’s desire to obtain future referrals from that registered representative or brokerage firm.

12.4 Directed Brokerage

If a client directs Red Rocks to use a particular registered representative or brokerage firm, such instructions must be in writing. The client may at any time change such instructions by giving written notice to Red Rocks. It is the responsibility of the associate managing the account to advise the client in writing that as a result of such brokerage, client may pay a higher brokerage commission than might otherwise be paid if Red Rocks had been granted discretion to select a broker to handle the client’s account. If a client directs Red Rocks to use a particular registered representative or brokerage firm, the client will be advised that Red Rocks may be unable to bunch, block or aggregate his/her trades with those of other clients. The inability to bunch trades may result in the client’s trades being executed at a price different from trades that are bunched and which may be less favorable.

12.5 Negotiation of Brokerage Commission Rates

Red Rocks is under a duty to negotiate the most favorable commission rates available for its clients under the circumstances. Unless the client directs Red Rocks to use a particular registered representative or brokerage firm and instructs that we NOT negotiate commission rates, Red Rocks will use its best efforts to obtain the most favorable rates for the account based on the size and anticipated trading activity in the account. It is the responsibility of the portfolio manager handling the account to document his/her efforts to negotiate a favorable rate for the client. Proper documentation would include a schedule of the broker’s standard commission rate schedule (if obtainable), the best rate available considering the size and type of the account, and the name and position of the person at the broker/dealer through whom the rate was negotiated.

12.6 Bunched, Blocked or Aggregated Trading

a. Background

The practice of bunching or aggregating orders has been used by advisers for many years, but its use has accelerated recently as it has become popular to hire managers for a particular investment style or asset allocation strategy. In these circumstances, advisers manage many accounts in an identical manner and desire to minimize variations in performance among these accounts. Bunching helps to accomplish this goal. The growth of wrap-fee programs has also contributed to the increased use of bunching. Bunching, if used properly, can benefit both the client and the adviser. However, bunching can also be used to disguise practices that may favor certain clients to the disadvantage of other clients or to favor proprietary accounts to the detriment of client accounts. The SEC has taken the position that an adviser can bunch orders for clients, whether they be individual, institutional or investment company so long as all accounts participating are “treated fairly.” The term “treated fairly” is subjective, but for purposes of this Compliance Manual it means the clients receive the best execution under the circumstances and that no client is intentionally favored over another.

The portfolio managers of Red Rocks may for a number of reasons, bunch, block or aggregate brokerage orders for their clients rather than execute individual transactions for each account. These reasons include: (1) obtaining lower commission rates; (2) avoiding the time and expense of simultaneously entering similar orders for many client accounts that are managed similarly; (3) ensuring that all accounts managed in a particular style obtain the same execution to minimize differences in performance; and (4) obtaining a better execution price even though the commission rate may be higher than the lowest rate otherwise available.

b. Considerations Involved in Bunching Orders

Bunching and related allocation practices must be performed appropriately The following list identifies and describes a number of potential problems in bunching orders. The CO must be aware of these possibilities and watch for indications of their presence during his review of order tickets.

Accounts participating in a trade do not receive the average price paid. Securities purchased at the lowest price or sold at the highest price are allocated to favored clients.

Order memoranda lists neither the accounts participating in each trade nor the extent of their participation. The portfolio manager waits until later in the day, or in extreme situations, until the next day to decide how the trade is to be allocated based on subsequent market movement. The result is that favored clients (or a proprietary account) may get the instrument if price movement is favorable and other accounts may get the instrument if price movement is unfavorable. This practice is known as “ cherry-picking”..

Changes in accounts participating in a trade or the extent of their participation from that stated on the order ticket are not documented and the reasons for such changes are not stated. Portfolio managers substitute other accounts depending on market action during the day to favor particular clients or groups of clients.

Allocation instructions are not given to executing brokers on trade date. This practice is possible when bunched trades are executed through omnibus accounts. The portfolio manager can use price movement in the investment subsequent to trade date to determine how the shares will be allocated among accounts and favor certain accounts to the detriment of others.

When proprietary accounts participate with client accounts in bunched trades, the proprietary accounts get benefits based on the volume of client trading. Joint participation may make it easier for the adviser to skew allocations to favor proprietary accounts and may cause the execution of the trade to be less favorable than would otherwise be the case. Notwithstanding these concerns, the SEC now permits the bunching of proprietary and client accounts, provided that such practice does not distort the transaction cost to clients which could result from the greater volume and ticket size of the aggregated order. Such distortions could occur when proprietary positions in a bunched order significantly exceed client positions when purchasing or selling shares of a thinly traded stock. If there is any reasonable likelihood of distortion in an execution price resulting from an aggregated order, the portfolio managers must execute client transactions before those of Red Rocks.

c. Trade Allocation Procedures for Bunched Orders

Consistent with Red Rock’s obligation to seek best execution, portfolio managers should aggregate client orders whenever possible. The procedures outlined below have been designed to ensure that purchase and/or sell orders which have been aggregated/bunched are allocated fairly among clients so that, over time, all clients are treated fairly, consistent with their investment objectives. These procedures also seek to meet the best execution criteria discussed above ..

An order filled through a series of executions through the same broker on the same terms (e.g., market or limit order) on the same day should generally be allocated using an average price. Once an order is filled, however, subsequent orders for the same security on the same day will not be averaged with the filled orders already filled for allocation purposes.

Portfolio managers should make a preliminary allocation before execution. As a general policy, the allocation should be finalized no later than the close of business on trade day.

When an aggregated order is filled in its entirety, the order should be allocated to participating accounts in accordance with the preliminary allocation schedule. Deviations from the preliminary allocation and the justification for such must be documented in writing by the respective portfolio manager. An order will be deemed to be “filled in its entirety” even if it takes more than a single day to complete the entire transaction, so long as there is a reasonable expectation that the order will be filled within a reasonable period. In such cases, the portion of the order completed each day ordinarily will be allocated in accordance with the preliminary allocation schedule.

When an aggregated order is only partially filled (and there is no reasonable expectation that the entire transaction will be completed within a reasonable period), the order will, generally, be allocated among the participating clients on an objective basis, as described below.

When the portion of a partially filled order that may be allocated to a participating account is such that after the allocation, the account’s holdings of the security would fall below the account’s target weighting, as described below, the account will not be allocated any portion of the order. In the event that allocation of a partially filled order would cause holdings for all participating accounts to fall below target weighting, the entire order may be allocated to a single account.  The account which receives such an allocation will be rotated so as to achieve equity in distribution over time.

d. Allocation of Orders Filled Over Several Days

In the case of securities in markets with low trading volume, it may be difficult to fill an order in the course of a single day. Filling an order over the course of two or more days may result in increased transaction costs and variable execution prices. If an aggregated order that involves both large accounts and small accounts takes longer than a single day to fill, a portion of the order acquired on the first day will be allocated to the smaller accounts first so that the accounts do not incur additional transaction costs.  An alternative method that takes into account transaction costs may also be considered only if the method achieves a degree of fairness to all participating clients over time, and the allocations are appropriately documented.

e. Allocation of Initial Public Offerings (IPO)

In the case of IPO’s, demand for shares often exceeds the supply available for distribution. In addition, the amount of the issue allocated to Red Rocks and the price may not be known at the time an initial allocation to client accounts would normally be made. For these reasons, final allocation may not be feasible until after Red Rocks determines the amount and price of the shares allocated to Red Rocks by the underwriters. Because of the limited supply of IPO’s, allocation based on order size may not be appropriate. In such cases, asset size and target weighting must be considered in the allocation process.

f. Allocation of Private Placement Offerings

Allocation of private placement securities begins with a determination of which accounts are suitable under the terms of the offering circular to participate in the private placement. Thereafter, the principles of the general allocation procedures will apply to all eligible accounts fix which portfolio managers and/or clients have expressed an interest.

g. Other Factors in Determining Allocation Methodology

In addition to the above procedures for allocation of bunched or allocated trades, the portfolio manager should also consider the following other factors in determining allocation methodology:

Account-specific investment restrictions, i.e. no defense or tobacco stocks.

Undesirable position size. In certain cases, the amount allocated to an account on a pro-rata basis may create an undesirably small or large position.

Need to restore appropriate balance to client portfolio, if it has become over or under weighted due to market action.

Client sensitivity to turnover. Such clients may be excluded from participation in positions that are not expected to be long-term holdings.

Client tax status.

Regulatory restrictions.

Common sense adjustments that lead to cost savings or other transactional efficiencies.

Investments may not be suitable for, or consistent with, known client investment objectives and goals.

12.7 Proxy Voting

Proxy voting is an important right of shareholders and reasonable care and diligence must be undertaken to ensure that such rights are properly and timely exercised. Investment advisers registered with the SEC, and which exercise voting authority with respect to client securities, are required by Rule 206(4)-6 of the Advisers Act to (a) adopt and implement written policies and procedures that are reasonably designed to ensure that client securities are voted in the best interests of clients, which must include how an adviser addresses material conflicts that may arise between an adviser’s interests and those of its clients; (b) to disclose to clients how they may obtain information from the adviser with respect to the voting of proxies for their securities; (c) to describe to clients a summary of its proxy voting policies and procedures and, upon request, furnish a copy to its clients; and (d) maintain certain records relating to the adviser’s proxy voting activities when the adviser does have proxy voting authority.

General Voting Policies

Red Rocks believes that exercising proxy voting rights in the companies whose securities its holds is an important part of its fiduciary responsibility to its clients. The proxy voting process is a means by which Red Rocks can influence the election of Board members and weigh in on key executive management, corporate governance and compensation issues of these companies.

Red Rock’s goal in how it votes proxies is to maximize shareholder value for the companies whose securities we hold in the Fund. With this in mind, Red Rocks Capital LLC intends to vote proxies accordingly.

Highlights of Red Rock’s proxy voting policy include:

Election of a Board of Directors: a Board of Directors is essential to the long term benefit of the shareholders of a company from a variety of aspects that include:

• Long term performance

• Compensation

• Stock ownership

• Key strategic decisions such as merger/acquisitions

• Corporate governance

• Capital structure issues

• Executive compensation

• Auditors

• Anti takeover provisions

• Social and environmental issues

• Foreign issuers

Other Issues:

Record Keeping - Under Rule 204(a)(2) Red Rocks maintains all proxies and records of its voted proxies.  Red Rocks uses RiskMetrics Group to make voting recommendations and to vote proxies.  See the Proxy Voting Policy, Procedures and Guidelines for details.

A copy of Red Rocks’ complete proxy voting policy may be obtained by writing at 603 Park Point Drive, Suite 200, Golden, Colorado, 80401 or by emailing at Info@RedRocksCapital.com.

XIII. Marketing/Performance Calculation

13.1 “Clover” Disclosures.

In its response to the Clover Capital Management. Inc. (“Clover”) no-action letter dated October 28, 1986, the SEC’s Division of Investment Management stated that certain disclosures must be made when advertising performance. In the Division’s view, Rule 206(4)-1 (a) (5), prohibits, among other things, the advertisement of model or actual results that fails to disclose certain information. Since Red Rocks’ performance is based on actual results and is shown net of advisory fees, all marketing material/advertisements showing composite performance distributed to clients and prospective clients will address the below listed “Clover” violations.

13.2 Where Actual and Model Results Show Performance Net of Advisory Fees

Clover Disclosure Violation #1:

The performance results fail to disclose the effect of material market or economic conditions on the results portrayed. For example, an advertisement stating that the adviser’s clients’ accounts appreciated in value 15% without disclosing that the market generally appreciated 25% during the same period);

Red Rocks’ Sample Disclosure:

During the period(s) shown, there were no material market or economic conditions which affected the results portrayed. With the exception of several market corrections during the period(s), the overall market as measured by the S&P was generally rising.

Clover Disclosure Violation #2:

The performance results do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid;

Red Rocks’ Sample Disclosure:

The performance results portrayed reflect the deduction of advisory fees and other expenses which the client would have paid during the period(s) shown.

Clover Violation #3:

The performance results fail to disclose whether and to what extent the results portrayed reflect the reinvestment of dividends and other earnings;

Red Rocks’ Sample Disclosure:

The results portrayed reflect the reinvestment of dividends, capital gains and other earnings when appropriate. Dividends and capital gains may be invested in money market funds or other cash equivalent investments pending reinvestment in other portfolio securities.

Clover Disclosure Violation #4:

The performance results suggest or make claims about the potential for profits without also disclosing the possibility of loss;

Red Rocks’ Sample Disclosure:

Clients and prospective clients should understand that while the portfolio results show a generally rising trend, there is no assurance that such trends will continue. If such trends are broken, the clients may experience real capital losses in their managed accounts.

Clover Disclosure Violation #5:

The performance results compare model and actual results to an index without disclosing all material facts relevant to the comparison. For example, an advertisement that compares model results to an index without disclosing that the volatility of the index is materially different from that of the actual portfolios;

Red Rocks’ Sample Disclosure:

The composite results portrayed during the period are compared to the performance of the [S&P or other applicable index] because the securities making up the composite most nearly reflect the types of securities making up this index.

Clover Disclosure Violation #6:

The performance results fail to disclose any material conditions, objectives, or investment strategies used to obtain the results portrayed, (e.g., the model portfolio contains equity stocks that are managed with a view toward capital appreciation);

Red Rocks’ Sample Disclosure:

During the period, there were no investment strategies employed to obtain the results portrayed other than those strategies disclosed in Red Rocks’ Form ADV or other disclosure brochure.

13.3 Where Actual Results Show Performance Net of Advisory Fees.

Clover Disclosure Violation #7:

The performance results fail to disclose prominently, if applicable, that the results portrayed relate only to a select group of the adviser’s clients, the basis on which the selection was made, and the effect of this practice on the results portrayed, if material.

Red Rocks’ Sample Disclosures:

The results portrayed are derived from a composite of the equity and fixed income portions of all balanced accounts managed by Red Rocks; or

The results portrayed are derived from a composite of the equity and fixed income accounts managed by Red Rocks. or

The results portrayed are derived from separate composites made up of the equity and fixed income accounts managed by Red Rocks.

13.4 Where Model Results Show Performance Net of Advisory Fees.

Clover Disclosure Violation #8:

The performance results fail to disclose prominently the limitations inherent in model results, particularly the fact that such results do not represent actual trading and that they may not reflect the impact that material economic and market factors might have had on the adviser’s decision-making if the adviser were actually managing clients’ money.

Red Rocks’ Sample Disclosure:

There are inherent limitations of showing composite portfolio performance based on model results. Unlike an actual performance record, model results cannot accurately reflect the effect of material economic or market factors on the price of the securities, and therefore, results may be over or understated due to the impact of these factors. Since model results do not represent actual trading and may not accurately reflect the impact of material economic and market factors, it is unknown what effect these factors might have had on Red Rocks’ decision-making if we were actually managing clients’ money.

Clover Disclosure Violation #9:

The performance results fail to disclose, if applicable, that the conditions, objectives, or investment strategies of the model portfolio changed materially during the time period portrayed in the advertisement and, if so, the effect of any such change on the results portrayed;

Red Rocks’ Sample Disclosure:

During the period for which model results are shown, securities of U.S. companies have generally been rising, and the model returns are a function of this market environment. If this environment were to change materially, the model results portrayed in Red Rocks’ marketing material would, in all likelihood, reflect results different from those portrayed.

Clover Disclosure Violation #10:

The performance results fail to disclose, if applicable, that any of the securities contained in, or the investment strategies followed with respect to, the model portfolio do not relate, or only partially relate, to the type of advisory services currently offered by the adviser (e.g., the model includes some types of securities that the adviser no longer recommends for its clients);

Red Rocks’ Sample Disclosure:

During the period for which model results are shown, Red Rocks has maintained the same investment strategies and advisory services as those currently offered to clients.

Clover Disclosure Violation #11:

The performance results fail to disclose, if applicable, that the adviser’s clients had investment results materially different from the results portrayed in the model.

Red Rocks’ Sample Disclosure:

During the period for which model results are shown, Red Rocks’ advisory clients whose investment objectives were the same as, or similar, to the model, experienced approximately the same portfolio results.

It is important to understand that the above disclosures are required, if applicable, on advertisements where Red Rocks’ performance results are shown net of advisory fees and other expenses; however, many advisers include these disclosures on all composite results, regardless of net or gross of fees. Listed below are other disclosures required when the results are shown gross of advisory fees.

13.5 Where Performance is Shown Gross of Advisory Fees

In 1988, the staff of the SEC’s Division of Investment Management modified Clover to permit the use of gross performance results in one-on-one presentations, provided the adviser furnishes to the client in writing at the time of the presentation the following information:

Disclosure that the performance figures do not reflect the deduction of investment advisory fees;

Disclosure that the client’s return will be reduced by the advisory fees and any other expenses it may incur in the management of its investment advisory account;

Disclosure that the investment advisory fees are described in Part IT of the adviser’s Form ADV or other disclosure brochure; and

A representative example (e.g., a table, chart, graph, or narrative), which shows the effect an investment advisory fee, compounded over a period of years, could have on the total value of a client’s portfolio.

Although Clover permits the use of gross performance results, it does not define the parameters of a “one-on-one presentation.” However, the SEC has taken the position that a one-on-one presentation cannot be a canned promotional spiel but must be tailored to the financial and investment needs of each prospective client. This position may require that Red Rocks’ portfolio managers tailor their presentations to the prospective client before they have all of the relevant financial and investment related information about the investor. Nevertheless, it is incumbent on each portfolio manager to use his/her best effort to obtain as much relevant information about each prospective client and to include this information in formatting his/her presentation to that client.

The SEC’s position also permits Red Rocks to give performance data to consultants on a gross basis, provided our portfolio managers instruct the consultants in writing that the performance data is to be used only in one-on-one presentations and the consultants agree to provide the four disclosures listed above. It is the responsibility of the CO to draft procedures that explicitly convey these instructions regarding one-on-one presentations to each consultant to whom Red Rocks’ performance results have been provided. In addition, the CO will ensure that each portfolio manager provides these instructions to all consultants requesting Red Rocks’ performance data.

XIV.   Compensation/Client Fees

14.1 Advisory Fees Based on Assets Under Management

Fees for advisory services are set forth in Red Rocks’ Form ADV which will be given to each client and prospective client prior to entering an advisory relationship. If the fee is to be shared with other parties, the manner in which the fee is allocated among the parties will be explained in the Form ADV.

If the fees are to be automatically deducted from the client’s account, the client must provide written authorization for such withdrawals as provided in the Advisory Agreement or by a separate written agreement which permits the fee to be paid directly from the client’s account.

14.2 Advisory Fees Based on Portfolio Performance

Red Rocks will receive performance fees only in compliance with Rule 205-3.  Currently, Red Rocks has no performance fee arrangements.

XV. Client Referrals

15.1 Cash Payments for Client Solicitation - Rule 206(4)-3

Rule 206(4)-3 of the Advisers Act permits the payment of cash referral fees to individuals and companies (hereafter, “solicitors”) who recommend prospective clients to a registered investment adviser. The Rule provides, among other things, that there be a written agreement between the adviser and the solicitor which clearly defines the duties and responsibilities of the solicitor with respect to his/her referral activities on behalf of the adviser. In addition to the agreement between the adviser and the solicitor, the solicitor must also prepare a written disclosure document which explains to the prospective client the terms under which the solicitor is working with the adviser and the fact that he/she is being compensated for the referral activities. It is the responsibility of the CO to ensure that the activities of any solicitor working on behalf of Red Rocks be carried out pursuant to a written agreement which complies with the provisions of Rule 206(4)-3. In addition, the CO must exercise due diligence to determine that the solicitor is acting in conformity with the written agreement with Red Rocks, including any specific instructions issued by Red Rocks.

15.2 Requirements under Rule 206(4)-3

The Solicitor’s Written Disclosure Document

This is a disclosure statement that is to be given to the prospective client at the time of solicitation. This must be given by the solicitor, but a second copy may also be given by the adviser to the prospective clients at the time of entering into the advisory agreement. The document must disclose:

1.	The name of the solicitor;

2.	The name of the investment adviser;

3.	The nature of the relationship between the adviser and the solicitor;

4.	A statement that the solicitor is being compensated for referring the client to the adviser;

5.	The terms of the compensation arrangement between the adviser and the solicitor; and

6.	Whether or not the client is going to have to pay more in fees than he/she would otherwise have to pay had there been no solicitor’s compensation.

XVI. Portfolio Securities Valuation

Red Rocks has adopted portfolio securities valuation procedures.  For details, please see the Red Rocks Capital LLC Portfolio Securities Valuation Procedures manual, which is a separate document.

Exhibit 1

Policies and Procedures to Prevent the Misuse of Material Non-Public Information

Section I:  Insider Trading Provisions of Section 204A

a. Background

The anti-fraud provision of Section 206 of the Investment Advisers Act of 1940 are expressed generally in terms of prohibiting an investment adviser from defrauding his clients or prospective clients. However, the anti-fraud provisions of section 17(a) of the Securities Act of 1933 and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder are expressed in all-embracing terms of defrauding any person directly or indirectly in the offer or sale of any security or in connection with the purchase or sale of any security.

Like many active market participants, investment advisers often may have access to material information that has not been publicly disseminated. In order to combat misuse of this information by advisers, their employees, or affiliates, through insider trading or otherwise, Congress added Section 204A to the Advisers Act, which requires an investment adviser to adopt policies and procedures to preserve the confidentiality of information and prevent possible insider trading. At the same time, Congress significantly increased the penalties controlling persons are subject to for insider trading by their employees and other persons under their control.

The investment adviser by virtue of his position in the business environment may obtain non-public information about an investment situation and then use such information improperly to effect transactions in securities to the detriment of others in the investing public who may not be his clients or prospective clients. This may be a situation where the investment adviser’s clients are benefiting from the information to the detriment of the investing public.

An investment adviser may be an officer or director of a corporation, an investment company, bank, etc. where in the ordinary course of business he/she (hereinafter the pronouns “he” or “his” will be used to refer to both male and female persons of Red Rocks) receives “inside,” non-public or confidential information pertaining to securities or their issuers. He may obtain non-public information through his associations with insiders of such entities. In these cases, where he obtains or receives such non-public information he has a duty and obligation under the law generally not to trade on such information, until this information becomes public. In other words, if he trades on such information he must disclose such information publicly before such transactions are effected.

Section 204A of the Advisers Act requires that investment advisers establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material, non-public information by the adviser or any person associated with the adviser (note that the coverage of Section 204A is broader than that of Rule 204A-1, which applies to personal securities transactions by an adviser and its advisory representatives). In light of the increased focus on insider trading and increased penalties, it is important for Red Rocks to implement the necessary policies and procedures in order to protect itself against the significant monetary penalties and damage in reputation that may result from an insider trading violation. The SEC has made a review of the required policies and procedures a focal point in its inspections of advisers.

b. Red Rocks Policy Regarding Insider Trading

The Compliance Officer (“CO”) of Red Rocks or his designee is responsible for overseeing compliance with insider trading guidelines and providing a resource for giving guidance and answering employee questions. This insider trading policy applies to all employees who have any knowledge of the securities being traded or access to confidential information.

All Red Rocks employees are expected to read and be familiar with the following examples of insider trading and responses to the receipt of material, non-public information. In meeting the requirement to “enforce” the provisions of Section 204A, every employee of Red Rocks will annually sign a disclosure statement attesting to his understanding of his duties and responsibilities regarding the use and/or dissemination of insider information. The CO will maintain copies of each employee’s signed disclosure statement.

By way of example, violations of the insider trading rule occurred when persons traded on nonpublic information that:

• a company had made a rich ore find;

• a company had cut its dividend;

• a company had sustained its first and unexpected loss;

• earnings projections showed a substantial increase;

• earnings projections showed a substantial decrease; or

• a tender offer was to be made for a company’s securities above the market price.

Legal sanctions have been applied to:

• persons inside a company who traded the stock;

• persons outside the company who traded the stock;

• persons inside the company who told persons outside the company who traded the stock; and

• persons outside the company who told other persons outside the company who traded the stock.

Although Red Rocks’ insider trading policy applies to all employees, two divergent sets of circumstances exist under which a portfolio manager/analyst of Red Rocks may receive material, nonpublic information as well as correspondingly different duties regarding a portfolio manager’s obligation to achieve public disclosure of the information.

First, an analyst may receive the information through a special or confidential relationship with an issuer. In that event he may use it only for that purpose (assuming it is lawful) and obviously need not encourage disclosure. Examples include, receiving information as a representative of the underwriter of the issuer (where the issuer is obligated to disclose it to the underwriter), or receiving it as a financial consultant or lender to the issuer. Such relationships very likely may make the analyst and his firm constructive or temporary insiders of the issuer.

Second, a portfolio manager/analyst may receive information from an issuer, although no special or confidential relationship exists between them. In the absence of such a relationship with the issuer, the portfolio manager/analyst should usually make an effort to achieve public disclosure. For example, if a portfolio manager/analyst inadvertently hears an officer tell an outsider by telephone of a significant corporate event, such as a large unannounced quarterly loss, he should encourage the officer to make a public announcement.

If an employee of Red Rocks, regardless of position, receives information he believes is material non-public information, he must convey such information to the CO. The CO will then make a judgment as to the handling of such information in order to prevent possible charges of 204A insider trading violations. Failure of the employee to disclose such information to the CO in a timely manner may result in termination of the employee.

The following procedures have been established to assist Red Rocks’ employees in avoiding violations of the insider trading provisions of Section 204A of the Advisers Act. Every employee of Red Rocks must follow these procedures or risk being subject to the sanctions described above. If an employee has any questions about these procedures, he/she should bring such questions immediately to Red Rocks’ CO.

Identifying Insider Information

Is the information material? Is this information an investor would consider important in making an investment decision? Would disclosure of this information substantially affect the market price of the security?

Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace through publication in any magazine or newspaper of general circulation, or through some other media available to the public?

If after considering the above, the employee believes that the information may be material and non-public, he should take the following action:

Report the matter immediately to Red Rocks’ CO, disclosing to him all information which the employee believes may be relevant on the issue of whether the information is material and nonpublic.

Refrain from purchasing or selling any security about which such information has been received.  This prohibition applies to the employee’s personal securities account(s) or any account(s) in which he may have a beneficial interest or any client account managed by Red Rocks.

Do not communicate the information to anyone outside the firm or within the firm, other than Red Rocks’ CO.

After reviewing the information, the CO will determine whether such information is material and non-public and will advise the employee accordingly of the appropriate course of action.

c. Acknowledgment of Receipt of 204A Procedures

I hereby acknowledge receipt of Red Rock’s Policy and Procedures to Prevent the Misuse of Material Non-public Information (Section 204A Procedures) and agree to comply with conditions contained therein.

________________________________________________	________________________________________________
Employee’s Name	Date

________________________________________________
Employee’s Signature

Section II: Implementation of Red Rocks’ Procedures Regarding Trading on Material Nonpublic Information (204A Procedures)

Supervisory Procedures

The CO is critical to the implementation and enforcement of Red Rocks’ procedures against insider trading. The supervisory procedures set forth below are designed to prevent insider trading by Red Rocks’ employees and to detect such trading if it occurs and to provide appropriate sanctions for violations of these procedures.

Steps to Prevent Insider Trading:

Every new employee of Red Rocks will be provided with a copy of these procedures regarding insider trading, receipt of which will be acknowledged.

The CO will enforce the applicable Personal Securities Trading Restrictions provided in the Code of Conduct/Ethics of Red Rocks’ Compliance Manual.

The CO will, on a regular basis, conduct training to familiarize employees with Red Rocks’ insider trading procedures. Such training may be held more often, as necessary, for those employees working in areas where they are more likely to receive inside information in the course of their duties.

The CO will be available to assist Red Rocks’ employees on questions involving insider trading or any other matters covered in Red Rocks’ compliance manual.

The CO will resolve issues of whether information received by an employee of Red Rocks is material and non-public.

The CO will review on a regular basis and update as necessary Red Rock’s Compliance Manual and procedures related thereto.

Whenever it has been determined that an employee of Red Rocks has received material non-public information, the CO will (i) implement measures to prevent dissemination of such information, and (ii) place such security on Red Rock’s restricted trading list.

Steps to Detect Insider Trading

To detect insider trading, the CO will:

Review all personal securities transactions by employees to ensure that such activities are in compliance with the applicable Personal Securities Trading Restrictions provided in the Code of Conduct/Ethics of Appendix B of Red Rocks’ Compliance Manual.

Review the trading activities in client accounts managed by Red Rocks.

Review the trading activities in Red Rock’s proprietary accounts, if any.

Conduct such investigation, as necessary, when the CO has reason to believe that any employee of Red Rocks has received and acted (traded) on inside information or has disseminated such information to other persons.

Exhibit 2

Red Rocks Capital LLC Privacy Policy
Updated December 2008

Maintaining your privacy is important to Red Rocks Capital LLC (RRC). That’s why we take every reasonable precaution to safeguard your personal information from unauthorized access. After all, your relationship with us is built on trust and our goal is to preserve that trust.  Rest assured that we are committed to keeping your personal information safe and secure.

The RRC Privacy Assurance

1.  We do not sell your personal information without your consent

2.  Collection and use of your nonpublic personal information
We collect information such as name, date of birth, address, email address, SSN, phone number, bank account information and account activity. This information is collected by Service Representatives and our paper applications.  RRC limits the use of your information to what is necessary to: fulfill legal and regulatory requirements; provide you with superior service; and process transactions in your account.

3. Nonpublic personal information RRC shares
RRC may share nonpublic personal information with our affiliates when processing transactions or managing accounts on your behalf or as otherwise permitted by law. This includes information such as name, date of birth, address, SSN, account activity and account balances.

4. Third-party relationships with RRC
The types of affiliated third parties with whom RRC shares information include institutions such as investment advisors and transfer agents. RRC protects this shared information with strict confidentiality agreements. RRC does not disclose, and does not intend to disclose, nonpublic personal information to nonaffiliated third parties except as permitted by law.

5. Information shared with service providers
RRC may share nonpublic personal information under servicing or joint marketing agreements with institutions such as service bureaus and application service providers. In all cases, your information is strictly protected. Each agreement requires that service providers keep the information strictly confidential and use it only for its intended purpose.

6. Information about former investors
RRC does not disclose, and does not intend to disclose, nonpublic personal information to nonaffiliated third parties with respect to persons who are no longer investors.

7. Right to opt out
RRC is not in the practice of selling or distributing nonpublic information to third parties. If, in the future, our business directs us to do this, you will be notified and given the opportunity to opt out of having this information shared.

Policy Revisions

RRC reserves the right to amend its policies at anytime. However, if we decide to disclose personal information in a manner different from that stated at the time it was collected, we will promptly notify you by U.S. mail or email, as applicable. You will be given the choice at that time to "opt-out" of any disclosures of your personal information that you made available to us prior to the change in our policy. Minor revisions to these policies not affecting the manner in which your information is shared may be made without notice.

Exhibit 3

Red Rocks’ Disaster Recovery Plan

Since all advisory firms need to establish written disaster recovery and business continuity plans for the firm’s business. This will allow advisers to meet their responsibilities to clients as a fiduciary in managing client assets, among other things. It also allows a firm to meet its regulatory requirements in the event of any kind of disaster, such as a bombing, fire, flood, earthquake, power failure or any other event that may disable the firm or prevent access to our office(s).

As part of its fiduciary duty to its clients and as a matter of best business practices, Red Rocks has adopted policies and procedures for disaster recovery and for continuing Red Rocks’ business in the event of a disaster. These policies are designed to allow Red Rocks to resume providing service to its clients in as short a period of time as possible. These policies are, to the extent practicable, designed to address those specific types of disasters that Red Rocks might reasonably face given its business and location.

Red Rocks has adopted various procedures to implement the firm’s policy and reviews to monitor and insure the firm’s policy is observed, implemented properly and amended or updated, as appropriate, which may be summarized as follows:

The following individuals have the primary responsibility for implementation and monitoring of our Disaster Recovery Policy:

Matthew Luoma, CO is responsible for the following:

•	documenting computer back-up procedures, i.e., frequency, procedure, person(s) responsible, etc.

•	designating back-up storage locations(s) and persons responsible to maintain back-up data in separate locations.

•
identifying and listing key or mission critical people in the event of an emergency or disaster, obtaining their names, addresses, e-mail, fax, cell phone and other information and distributing this information to all personnel.

•
designating and arranging for “hot,” “warm,” or home site recovery location(s) for mission critical persons to meet to continue business, and for obtaining or arranging for adequate systems equipment for these locations.

•	establishing back-up telephone/communication system for clients, personnel and others to contact the firm and for the firm to contact clients.

•	determining and assessing back-up systems for key vendors and mission critical service providers.

Red Rock’s Disaster Recovery Plan will be reviewed periodically, and on at least an annual basis, tested by the CO or Managing Members.

Red Rocks Capital LLC

Business Continuity Plan (BCP)

Emergency Contact Persons

Our firm’s emergency contact persons are:

Matthew Luoma; cell: 303-883-7724; email: matt@redrockscapital.com

Mark Sunderhuse; cell: 303-949-5044; email: mark@redrockscapital.com

Adam Goldman; cell: 303-246-7501; email: adam@redrockscapital.com

These names will be updated in the event of a material change, and our CO will review them within 15 business days of the end of each quarter.

Firm Policy

Our firm’s policy is to respond to a Significant Business Disruption (SBD) by safeguarding employees’ lives and firm property, making a financial and operational assessment, quickly recovering and resuming operations and protecting all of the firm’s books and records. As we do not maintain customer accounts, handle customer funds or securities, or accept or enter customer orders to be executed by a clearing firm, there is no need to plan for business continuity for such customers.

Significant Business Disruptions (SBDs)

Our plan anticipates two kinds of SBDs, internal and external. Internal SBDs affect only our firm’s ability to communicate and do business, such as a fire in our building. External SBDs prevent the operation of the securities markets or a number of firms, such as a terrorist attack, a city snow storm, or a wide-scale, regional disruption. Our response to an external SBD relies more heavily on other organizations and systems.

Approval and Execution Authority

Matthew Luoma is responsible for approving the plan and for conducting the required annual review. Matthew Luoma has the authority to execute this BCP.

Plan Location and Access

Our firm will maintain copies of its BCP plan and the annual reviews, and the changes that have been made to it for inspection.

Business Description

Our firm provides investment advisory services to Exchange Treaded funds, Separately Managed Accounts and Investment Funds. In no instance do we hold the funds or securities of any of these investors.

Office Locations

Our Firm has offices located in Golden, CO.

Headquarters

Our headquarters office is located at 603 Park Point Drive, Suite 200 in Golden, CO. Our main telephone number is 303 679-8252. Our employees may travel to this office by means of car or by train and then taxi. All aspects of our business are conducted at this location.

Alternative Physical Location( s) of Employees

In the event of an SBD, our staff may work from home or we may move them to any of several available temporary business offices in the area that cater to small businesses like ours. Given the nature of our business, our primary requirement in the case of a SBD is telephone and internet access, which can be obtained from multiple locations.

Customers’ Access to Funds and Securities

Our firm does not maintain custody of customers’ or investors’ funds or securities.  Our primary method of contact with customers is by email and by phone to a lesser extent.  Employees have access to email and all essential software programs via a remote server.  Employees can obtain telephone service by cell phone or by phone that is in a remote location.  In the event of an internal or external SBD, we expect to contact our customers and/or our customer service representatives to notify them of our situation and to provide new contact information.

Data Back-Up and Recovery (Hard Copy and Electronic)

Our firm maintains its primary hard copy books and records and its electronic records at 603 Park Point Drive, Suite 200 in Golden, CO. Matthew Luoma, CFO/CO, 303-679-8252 is responsible for the maintenance of these books and records.  These records are paper copies, diskettes, CDs or DVDs.

Matthew Luoma, CFO/CO, 303 679-8252, is responsible for the maintenance of back-up books and records. Our firm backs up its paper records by copying them on a quarterly basis.  Soft copies are stored on our remote server.  The firm backs up its electronic records daily and stores them on a remote server in an off-site location. .

In the event of an internal or external SBD that causes the loss of our primary site, we will continue operations from an alternate location. For the loss of paper records, we will access back up records from our remote server.

Financial and Operational Assessments

Operational Risk

In the event of an SBD, we will immediately identify what means will permit us to communicate with our customers, employees, critical business constituents, critical banks, critical counter-parties, and regulators. Although the effects of an SBD will determine the means of alternative communication, the communications options we will employ will include email, telephone and our remote server. In addition, we will retrieve our key activity records as described in the section above, Data Back-Up and Recovery (Hard Copy and Electronic).

Financial and Credit Risk

In the event of an SBD, we will determine the value and liquidity of our investments and other assets to evaluate our ability to continue to fund our operations and remain in capital compliance. We will contact our critical banks and investors to apprise them of our financial status. If we determine that we may be unable to meet our obligations to those counter-parties or otherwise continue to fund our operations, we will request additional financing from our bank or other credit sources to fulfill our obligations to our clients. If we cannot remedy a capital deficiency, we will file appropriate notices with our regulators and immediately take appropriate steps, including the capital calls to the firm’s members and/or the sale of the firm’s investments, if any.

Mission Critical Systems

Our firm’s “mission critical systems” include the Advent trading and portfolio accounting systems, the FactSet research system and various trade operations systems and packages.  All such systems and packages are available to employees through a remote server.  Employees can access the remote server with any internet connection.

Incapacity of Key Employee

The Firm and its investment accounts are co-managed by Adam Goldman and Mark Sunderhuse (the Managers).  In the event that either of the Managers became incapacitated, the other is capable of managing the Firm and its investment accounts on his own.  If both of the Managers become incapacitated at the same time, the Firm, in all likelihood, would suspend operations after client funds had been returned.  To mitigate the possibility of such an event, the Managers take reasonable steps to travel separately.  Trading responsibilities are shared within the Firm and could be allocated among other employees until a permanent replacement is found.  The responsibilities of the CFO/CCO are detailed in a file.  The information in this file will assist the CFO/COO’s replacement during the transition of his responsibilities in the event of his incapacity.  The Managers know the location and they have access to the file.

Alternate Communications Between the Firm and Clients, Employees, and Regulators

A. Clients

To contact clients and customer service representatives, we use email, telephone, fax, U.S. mail, and in-person visits at our firm or at the other’s location. In the event of an SBD, we will assess which means of communication are still available to us, and use the means closest in speed and form (written or oral) to the means that we have used in the past to communicate with the other party. For example, if we have communicated with a party by email but the Internet is unavailable, we will call them on the telephone and follow up where a record is needed with paper copy in the U.S. mail.

B. Employees

We now communicate with our employees using the email, telephone, fax, U.S. mail and in-person. In the event of an SBD, we will assess which means of communication are still available to us, and use the means closest in speed and form (written or oral) to the means that we have used in the past to communicate with the other party. As we are currently a six-person firm, a call-tree is not necessary and any of  our employees may initiate communication with the others.

C. Regulators

We are currently registered with the SEC. We communicate with our regulators using the telephone, e-mail, fax, U.S. mail, and in-person. In the event of an SBD, we will assess which means of communication are still available to us, and use the means closest in speed and form (written or oral) to the means that we have used in the past to communicate with the other party.

Critical Business Constituents, Banks, and Counter-Parties

Business constituents

Our critical business constituents include brokers, custodians, transfer agents and related vendors.  We communicate with our business constituents using the telephone, e-mail, fax, U.S. mail, and in-person. In the event of an SBD, we will assess which means of communication are still available to us, and use the means closest in speed and form (written or oral) to the means that we have used in the past to communicate with the other party.

Banks

Our business does not require financing to support securities transactions. If we require financing to support operations or general working capital needs, we can call for additional capital contributions from the members or utilize our personal credit accounts. We do not currently have lenders or any debt other than normal accounts payables. The bank maintaining our operating accounts is: Wells Fargo Bank.  Contact Person: Joe Glischinski Telephone: 303-914-4052.

We do not maintain a line of credit with this bank. We do not maintain a Proprietary Account of Introducing Brokers/Dealers (PAIB account) of any kind.

Counterparties

None.

Regulatory Reporting

Our firm is subject to regulation by the SEC .  We now file reports with our regulators using paper copies in the U.S. mail, and electronically using fax, e-mail, and the Internet.  In the event of an SBD, we will check with the SEC and other regulators to determine which means of filing are still available to us, and use the means closest in speed and form (written or oral) to our previous filing method. In the event that we and our pertinent service providers cannot contact our regulators, we will continue to file required reports using the communication means available to us.

Disclosure of Business Continuity Plan

We are a registered investment adviser and we service institutional clients and registered investment companies. We expect to provide a copy of our written disclosure statement (copy attached) to each customer with which we conduct business.

Updates and Annual Review

Our firm will update this plan whenever we have a material change to our operations, structure, business or location or to those of our clearing firm. In addition, our firm will review this BCP annually, to modify it for any changes in our operations, structure, business, or location or those of our clearing firm.

Senior Manager Approval

I have approved this Business Continuity Plan as reasonably designed to enable our firm to meet its obligations to customers in the event of an SBD.

Signed:___________________________________

Title: _____________________________________

Date: _____________________________________

Attachment A
Disclosure Statement

Red Rocks has created and maintains a business continuity plan which identifies our procedures relating to an emergency or significant business disruption that are reasonably designed to enable us to meet our existing obligations to our customers.

Our business continuity plan addresses how we will continue to operate our business in the event of a future significant business disruption and how we plan to respond to events of varying scope. We will conduct an annual review of our plan to determine if any updates to the plan are needed in light of any changes to our member’s operations, structure, business or location.

The firm’s plan addresses the following key areas:

(1)           Data back-up and recovery (hard copy and electronic);

(2)           All mission critical systems;

(3)           Financial and operational assessments;

(4)           Alternate communications between the member and its customers;

(5)           Alternate communications between the member and its employees;

(6)           Alternate physical location of employees;

(7)           Critical business constituent, bank, and counter-party impact;

(8)           Regulatory reporting; and,

(9)           Communications with regulators.

A copy of the Firm’s Business Continuity Plan Disclosure Statement is available to customers upon request or at the time an account is opened.

The emergency contact information for Red Rocks includes designation of emergency contact persons including:

Matthew Luoma, 303.883.7724, matt@redrockscapital.com

Adam Goldman, 303.246.7501, adam@redrockscapital.com

Mark Sunderhuse, 303.949.5044, mark@redrockscapital.com

These names will be updated in the event of a material change, and our Executive Representative will review them within 17 business days of the end of each quarter.

Received:

_________________________________________	_________________________________________
Customer Name(s)

_________________________________________	_________________________________________
Customer Signature(s)	Date

Exhibit 4

Books & Records

Name of Law	Legal Cite	Record Type	Retention Period	Record Retention	Storage Media	Summary of Law
Advisers Act	Rule 204-1(c)	Form ADV, Part II	Permanently (per law: none specified)	None Specified	Paper, microfilm, electronic	Part II of Form ADV (and any brochure delivered to clients).
Advisers Act	Rule 204-2(e)(2)	Articles of Incorporation	Permanently; 3 years after termination of business	Onsite (principal office of adviser)	Paper, microfilm, electronic	Partnership articles and any amendments thereto, articles of incorporation, charters, minute books and stock certificate books.
Advisers Act	Rule 204-2(e)(2)	Bylaws	Permanently; 3 years after termination of business	Onsite (principal office of adviser)	Paper, microfilm, electronic	Partnership articles and any amendments thereto, articles of incorporation, charters, minute books and stock certificate books.
Advisers Act	Rule 204-2(e)(2)	Minute Books	Permanently; 3 years after termination of business	Onsite (principal office of adviser)	Paper, microfilm, electronic	Partnership articles and any amendments thereto, articles of incorporation, charters, minute books and stock certificate books.
Advisers Act	Rule 204-2(e)(2)	Stock Certificate Book	Permanently; 3 years after termination of business	Onsite (principal office of adviser)	Paper, microfilm, electronic	Partnership articles and any amendments thereto, articles of incorporation, charters, minute books and stock certificate books.
Advisers Act	Rule 204-2(a)(1), Rule 204-2(e)(1)	Accounting/Journals	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	A journal or journals, including cash receipts and disbursement records, and any other records of original entry forming the basis for entries in any ledger.
Advisers Act	Rule 204-2(a)(2), Rule 204-2(e)(1)	Accounting/Ledgers	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	General and auxiliary ledgers (or other comparable records) reflecting asset, liability, reserve, capital, income and expense accounts.
Advisers Act	Rule 204-2(a)(4), Rule 204-2(e)(1)	Accounting/Bank Statements	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All check books, bank statements, canceled checks and cash reconciliation of the adviser.
Advisers Act	Rule 204-2(a)(5), Rule 204-2(e)(1)	Accounting/Bills or Statements	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All bills or statements (or copies thereof), paid or unpaid, relating to the business of the adviser.
Advisers Act	Rule 204-2(a)(6), Rule 204-2(e)(1)	Accounting/Financial Statements	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All trial balances, financial statements, and internal audit working papers relating to the business of the adviser.
Advisers Act	Rule 204-2(a)(3), Rule 204-2(e)(1) Also applies: 1940 Act Rules 31a-1(f), Rule 31a-1(e) – 6 years	Trade Tickets/ Memorandum	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic
A memorandum of each order given by the adviser, any instruction received by the adviser from the client, and any modification or cancellation of any such order or instruction relating to the purchase or sale of any security.

Advisers Act	Rule 204-2(a)(7), Rule 204-2(e)(1) Also applies: 1940 Act Rules 31a-1(f), Rule 31a-1(e) – 6 years	Recommendations	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	Originals of all written communications received and sent by the adviser relating to any recommendation made or proposed to be made and any advice given or proposed to be given.
Advisers Act	Rule 204-2(a)(7), Rule 204-2(e)(1) Also applies: 1940 Act Rules 31a-1(f), Rule 31a-1(e) – 6 years	Delivery Instructions	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	Originals of all written communication received and copies of all written communications sent by the adviser and relating to any receipt, disbursement or delivery of funds or securities.
Advisers Act	Rule 204-2(a)(7), Rule 204-2(e)(1) Also applies: 1940 Act Rules 31a-1(f), Rule 31a-1(e) – 6 years	Trade Confirmation	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	Originals of all written communication received and copies of all written communications sent by the adviser relating to the placing or execution of any order to purchase or sell any securities.
Advisers Act	Rule 204-2(a)(8), Rule 204-2(e)(1) Also applies: 1940 Act Rules 31a-1(f), Rule 31a-1(e) – 6 years	List of Discretionary Accounts	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	A list or other record of all accounts in which the adviser is vested with any discretionary power with respect to the funds, securities or transactions of any client.
Advisers Act	Rule 204-2(a)(9), Rule 204-2(e)(1)	Powers of Attorney	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All powers of attorney and other evidence of the granting of any discretionary authority by any client to the adviser, or copies thereof.
Advisers Act	Rule 204-2(a)(10), Rule 204-2(e)(1) Also applies: 1940 Act Rules 31a-1(f), Rule 31a-1(e) – 6 years	Advisory Agreements (Funds)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All written agreements (or copies thereof) entered into by the adviser with any client or otherwise relating to the business of the adviser as such.
Advisers Act	Rule 204-2(a)(10), Rule 204-2(e)(1) Also applies: 1940 Act Rules 31a-1(f), Rule 31a-1(e) – 6 years	Subadvisory Agreements (Funds)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All written agreements (or copies thereof) entered into by the adviser with any client or otherwise relating to the business of the adviser as such.
Advisers Act	Rule 204-2(a)(10), Rule 204-2(e)(1)	Advisory Agreements (Managed Accounts)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All written agreements (or copies thereof) entered into by the adviser with any client or otherwise relating to the business of the adviser as such.
Advisers Act	Rule 204-2(a)(10), Rule 204-2(e)(1)	Advisory Agreements (Commingled Fund Accounts)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All written agreements (or copies thereof) entered into by the adviser with any client or otherwise relating to the business of the adviser as such.
Advisers Act	Rule 204-2(a)(10), Rule 204-2(e)(1)	Subscription Agreements (Commingled Funds)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All written agreements (or copies thereof) entered into by the adviser with any client or otherwise relating to the business of the adviser as such.
Advisers Act	Rule 204-2(a)(10), Rule 204-2(e)(1)	Alliance Agreements	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All written agreements (or copies thereof) entered into by the adviser with any client or otherwise relating to the business of the adviser as such.
Advisers Act	Rule 204-2(a)(10), Rule 204-2(e)(1) Also applies: 1940 Act Rules 31a-1(f), Rule 31a-1(e) – 6 years	Pricing Vendor Agreements	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All written agreements (or copies thereof) entered into by the adviser with any client or otherwise relating to the business of the adviser as such.
Advisers Act	Rule 204-2(a)(10), Rule 204-2(e)(1) Also applies: 1940 Act Rules 31a-1(f), Rule 31a-1(e) – 6 years	Soft Dollar Agreements	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All written agreements (or copies thereof) entered into by the adviser with any client or otherwise relating to the business of the adviser as such.
Advisers Act	Rule 204-2(a)(10), Rule 204-2(e)(1) Also applies: 1940 Act Rules 31a-1(f), Rule 31a-1(e) – 6 years	Directed Brokerage Agreements	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All written agreements (or copies thereof) entered into by the adviser with any client or otherwise relating to the business of the adviser as such.
Advisers Act	Rule 204-2(a)(10), Rule 204-2(e)(1)	Employment Agreements	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All written agreements (or copies thereof) entered into by the adviser with any client or otherwise relating to the business of the adviser as such.
Advisers Act	Rule 204-2(a)(10), Rule 204-2(e)(1)	Leases	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All written agreements (or copies thereof) entered into by the adviser with any client or otherwise relating to the business of the adviser as such.
Advisers Act	Rule 204-2(a)(10), Rule 204-2(e)(1) Also applies if fund is a party: 1940 Act Rules 31a-1(f), Rule 31a-1(e) – 6 years	Other Agreements	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All written agreements (or copies thereof) entered into by the adviser with any client or otherwise relating to the business of the adviser as such.
Advisers Act	Rule 204-2(a)(11), Rule 204-2(e)(3) Also applies: 1940 Act Rules 31a-1(f), Rule 31a-1(e) – 6 years	Sales Literature/ General	5 years from last use (per law: end of fiscal year of)	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of investment adviser)	Paper, microfilm, electronic	A copy of each notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication circulated to 10 or more persons.
Advisers Act	Rule 204-2(a)(16), Rule 204-2(e)(3) Also applies: 1940 Act Rules 31a-1(f), Rule 31a-1(e) – 6 years	Sales Literature/Backup	As long as needed to support performance (per law: not less than 5 years from end of fiscal year of last use)	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of investment adviser)	Paper, microfilm, electronic
All accounts, books, internal working papers, and any other records or documents that are necessary to form the basis for or demonstrate the calculation of the performance or rate of return of any or all managed accounts or securities recommendations used in any sales literature.

Advisers Act	Rule 204-2(a)(12), Rule 204-2(e)(1) Also applies: 1940 Act Rules 31a-1(f), Rule 31a-1(e) – 6 years	Personal Transaction Reports/Confirmations	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic
A record of every transaction in a security in which the investment adviser or any advisory representative of the investment adviser has, or by reason of the transaction acquires, any direct or indirect beneficial ownership.

Advisers Act	Rule 204-2(a)(14), Rule 204-2(e)(1)	Written Disclosure Statement (Part II of Form ADV)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic
A copy of each written statement and amendment or revision given or sent to any client or prospective client in accordance with provisions of Rule 204-3 and a record of the dates that each written statement was given or offered to be given to any client or prospective client.

Advisers Act	Rule 204-2(a)(15), Rule 204-2(e)(1)	Solicitor Documents	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All written acknowledgements of receipt obtained from clients pursuant to the solicitor’s rule and copies of disclosure documents delivered to clients by solicitors pursuant to Rule 206(4)-3.
Advisers Act	Rule 204-2(c)(1), Rule 204-2(e)(1) Also applies: 1940 Act Rules 31a-1(f), Rule 31a-1(e) – 6 years	Client Account Records	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	Records showing separately for each such client the securities purchased and sold, and the date, amount and price of each such purchase and sale.
Advisers Act	Rule 204-2(c)(2), Also applies: 1940 Act Rules 31a-1(f), Rule 31a-1(e) – 6 years	Position Reports	None Specified	None specified	Paper, microfilm, electronic
For each security in which any such client has a current position, information from which the investment adviser can promptly furnish the name of each such client, and the current amount or interest of such client.

Advisers Act	Section 204	Form ADV and all amendments	Permanently (per law: none specified)	None specified	None specified	Not addressed, but recommended.
Advisers Act	Section 204	Form ADV-S	Permanently (per law: none specified)	None specified	None specified	Not addressed, but recommended.
Advisers Act	Section 204	Other Filings (e.g., Form ADV-Y2K)	Permanently (per law: none specified)	None specified	None specified	Not addressed, but recommended.
Advisers Act	Section 204A	Insider Trading Policy	Permanently (per law: none specified)	None specified	None specified	Not addressed, but recommended.
Advisers Act	General Fiduciary Standards	Allocation Procedures	Permanently	None specified	None specified	Not addressed, but recommended.
Advisers Act	General Fiduciary Standards	Trading Error Procedures	Permanently	None specified	None specified	Not addressed, but recommended.
Advisers Act	General Fiduciary Standards	Pricing Procedures	Permanently	None specified	None specified	Not addressed, but recommended.
Advisers Act	General Fiduciary Standards	Trading Error Correction Procedures	Permanently	None specified	None specified	Not addressed, but recommended.
Advisers Act, ERISA	General Fiduciary Standards	Proxy Voting Procedures	Permanently	None specified	None specified	Not addressed, but recommended.
1940 Act	Rule 17j-1(f)(1)(A)-(E)	Ethics Code Records	All records required under Rule 17j-1. See books and records chart for registered investment companies.
1940 Act	Rule 31a-1(f) Rule 31a-2(e)	Rule 204-2 Records	6 years	None specified	Paper, microfilm, electronic
Such accounts, books, records and other documents required to be maintained pursuant to Rule 204-2 to the extent necessary or appropriate to record such person’s transaction with each registered investment company.

1934 Act	Rule 13d-1	Schedule 13Gs & 13Ds	Permanently (per law: none specified)	None specified	None specified	Not addressed, but recommended.
1934 Act	Section 28(e)	Soft Dollar Allocations	Permanently	None specified	None specified	Internal records supporting allocation of mixed use items (recommended).
Regulation S-P	Section 248.9	Privacy Notices	Permanently	None specified	None specified	Not addressed, but recommended.
Regulation S-P	Section 248.30	Privacy Procedures	Permanently	None specified	None specified	Not addressed, but recommended.
Blue Sky Law	Varies by State	Advisory Representative Licensing	Permanently	None specified	None specified	Not addressed, but recommended.
Blue Sky Law	Varies by State	Notice fillings	Permanently	None specified	None specified	Not addressed, but recommended.
Blue Sky Law	Varies by State	Renewal fillings	Permanently	None specified	None specified	Not addressed, but recommended.

Appendix A

Compliance Officer’s Internal Controls Evaluation Guidelines

Introduction

A primary responsibility of the Compliance Officer (“CO”) of an investment advisory firm is to monitor the firm’s activities and provide management with the information and tools necessary to assure that the firm complies with disclosures made to clients, the provisions of the adviser’s written compliance procedures, and applicable securities laws. The most effective way to fulfill this responsibility is to construct and implement an effective compliance system to which the principals of the adviser are fully committed and which has the effect of fostering a compliance-oriented environment within the firm.

Purpose

In meeting this responsibility, the CO must regularly review the adviser’s system of internal control procedures and evaluate how effective each system is in ensuring compliance with these procedures. Through this evaluation, the adviser, its professional staff and its clients should be able to rely on the integrity of the system and the representations made in disclosure documents and filings with regulatory authorities.

Discussion

Characteristics of an Effective Compliance System

1.
All aspects of the system are documented with written procedures that reflect closely the structure, functions and character of the organization. No single compliance system fits all circumstances. As an alternative to a paper-based compliance manual, an adviser may find that a compliance system available through a local area network is more useful to employees having access to the network.

2.
All activities of the adviser are covered by the compliance system in such detail as to reflect the risk attributes of each activity. The compliance system relating to portfolio management should, among other things, ensure compliance with the clients’ stated investment objectives and financial circumstances.

3.
The system attaches specific responsibility to positions for performing functions and overseeing the performance of functions. The system may assign initial responsibility for complying with portfolio diversification to portfolio managers as part of the decision making process for each trade. The system might assign oversight responsibility for reviewing these diversification determinations to certain portfolio managers.

4.
The system should provide for a periodic internal review of the extent to which actual activities are in compliance with established procedures. This review process can be performed by a compliance department or an internal audit function. Thus, a good system would require that, periodically, staff without line responsibility for an activity, such as an internal auditor, review the extent to which daily activities are conducted in accordance with control procedures. For example, semi-annually, internal audit staff reviews how and when portfolio managers are determining whether a purchase complies with the terms of the client’s objectives and how the oversight of this activity is performed.

5.	The system should require problems to be documented and corrected promptly with appropriate sanctions applied to those persons responsible for any misfeasance.

6.
The system should provide for periodic review of each of its provisions in light of changes in the structure, activities, or character of the organization of the adviser. A compliance system that no longer reflects reality does not contribute to a good control environment and may even foster contempt for the system because it is perceived as not useful. For example, the system developed for checking compliance with diversification in a manual system for managing and trading portfolios might need to be changed to reflect the different environment created when an automated trading system is introduced.

7.	The system provides for periodic training of all employees in the purposes and functions of the compliance system.

8.	The system contemplates that there will be a periodic evaluation of its continued effectiveness by an outside entity, such as an independent accountant or consultant.

9.	The principals of the advisory firm have accepted fully the importance of the compliance system and has made compliance a priority in both word and deed.

Internal Controls Procedures

It shall be the responsibility of the CO or his designee to conduct a review of the following to ensure that the Firm’s internal controls are adequate and effective:

1.	Records of employee and associated person’s personal securities transactions during the inspection period filed pursuant to Rule 204A-1.

2.	Custodial statements for any proprietary/investment accounts of Red Rocks for the period.

3.	The Firm’s most current brokerage allocation report, featuring name of firm, amount of agency commissions, and principal values or imputed compensation for principal transactions.

4.	List of approved broker/dealers currently in use by Red Rocks’ trading staff.

5.	List of any trades where Red Rocks had the executing broker “step-out” all or a portion of the entire transaction to another broker for settlement and confirmation.

6.	List of any broker-dealer, affiliated or unaffiliated, that, to Red Rocks’ knowledge, received order flow payments or rebates related to executing transactions for client portfolios.

7.	List of cross transactions that took place during the period.

8.	List of soft dollar arrangements entered into by Red Rocks.

9.	List of pricing services, quotation services, and externally acquired portfolio accounting systems utilized by Red Rocks and whether such items were paid for with hard or soft dollars.

10.	Any composite or representative performance reports, data, or graphs disseminated to clients or prospective clients during the inspection period.

11.	Account inclusion criteria Red Rocks employs in the construction of any composite performance results.

12.	The following records for each client account in an advertised performance composite:

a.           Internal calculations indicating beginning and ending asset values for each quarter, all capital additions and withdrawals (including the dates), and the quarterly performance return.

b.           All custodial statements, including a statement that indicates the beginning asset value for the performance period. For example, the December 20XX statement for the verification of the calendar year 20XX performance returns.

Questions

Yes	No	Questions
____	____	Did a review of the adviser’s internal control procedures reveal any specific areas of concern? If yes, describe any deficiencies noted.
____	____	Does the adviser have any written internal control procedures? If yes, what areas are addressed by such controls?
____	____	If the adviser has internal control procedures in place, does it appear that such control procedures are being consistently and correctly applied?

____	____	Does the adviser have an independent compliance department to monitor its internal controls?
____	____	Does the adviser appear to have sufficient staff to properly and accurately service its clients’ accounts?
____	____
Does it appear that the workload is divided among the adviser’s staff such that some individuals appear to be overloaded, while others appear to have an excessive amount of spare time? If yes, this may be an indication that internal control checks and balances may be compromised in the interest of “getting the work out.”

____	____	Is the separation of functions appropriate in this advisory environment? If no, describe areas of potential concern.
____	____	Has there been, or does the adviser anticipate, any changes to its business mix or operational procedures? If yes, explain.
____	____
Has an internal audit been conducted, or any examination by an independent consultant, for which a comment letter was provided? If so, have any deficiencies/violations noted in the comment letter been addressed and corrected where applicable? Determine if the comment letter reveals any other areas for further review.

Inspection Checklist:

Internal Compliance Systems

The existence of a strong, comprehensive and realistic internal compliance system is essential for guiding the daily activities of an investment advisory firm. Evaluating the effectiveness of an internal compliance system is an ongoing task of an adviser’s CO and requires the talent to recognize not just the obvious weaknesses in the system but also to recognize potential weaknesses in the system.

The specific procedures used to review and evaluate an adviser’s internal compliance system should follow closely the steps listed below.

1.	The CO should discuss with the adviser’s principals their perception of the overall compliance environment within the firm and the extent to which they are involved regularly with compliance matters.

2.	During any review of compliance related matters, and at various other appropriate times, the CO should evaluate the staffs’ knowledge of the provisions of the adviser’s compliance manual.

•	Does it cover all activities of the organization?

•	Is it written?

•	What process is there for keeping it current?

•	Does it assign specific responsibilities to individuals?

•	What type of training is conducted to appraise employees of its existence and requirements?

•	What are the procedures for correcting problems that arise?

•	What types of problems have been found during the past 12 months?

3.
If there is a separate compliance and/or internal audit function, the CO should determine the effectiveness of the operations. If there is none, determine whether other departments or individuals perform essentially the same tasks. Evaluate how effective these arrangements are. Is there a provision for regular review? If not, the compliance system may be weak or ineffective.

4.
If a separate compliance and/or audit function exists, discuss the duties and responsibilities with persons supervising these functions. How large is the compliance/internal audit function? To whom does it report. Is the function independent of management?

5.
For each of the substantive areas to be covered during the CO’s evaluation of internal controls, portfolio management, marketing or client servicing, obtain and review all compliance procedures in effect.

6.
Under normal working conditions, the CO should review each focus area to test and evaluate the existence of controls and how effective they are in ensuring compliance. Using a sample of transactions, the CO should test the effectiveness of the control procedures in each focus area listed in the adviser’s Compliance Manual. If the results of these tests indicate that the system appears to be working effectively, further testing may not be necessary. On the other hand, if the results indicate that the procedures are not current, are not being followed or otherwise demonstrate potential weaknesses, determine whether an expanded sample should be considered. Findings should be discussed with management to help explain the magnitude of the weaknesses.

7.
For the focus areas listed in the Compliance Manual, obtain and review reports by advisory trade groups and recent no-action letters issued by the SEC. If those reviews reveal potential problems, determine what corrective action is required. Evaluate the effectiveness of any corrective action.

8.
On a continuing basis, be alert to indications of control weaknesses both in high profile areas where there may be little likelihood of violations of the adviser’s compliance procedures to obscure areas where there may be a high likelihood of such violations. Be prepared to follow-up on these observations with appropriate testing and discussions with the principals of the adviser.

9.
Be alert for indications that the actual internal control environment may be different than that described in the Compliance Manual. If substantive differences are found, determine the effect of such differences on the control environment.

10.	Review on a continuing basis the adviser’s control procedures to determine areas which should be updated to reflect changes in organizational structure or activities.

Appendix B

Red Rocks Capital, LLC

Code of Conduct/Ethics

December 31, 2008

1.           General Provisions

1.1           Professional Responsibilities

Red Rocks is registered as an investment adviser with the SEC pursuant to the provisions of Section 203 of the Investment Advisers Act of 1940. Red Rocks is dedicated to providing effective and proper professional investment management services to a wide variety of institutional advisory clients. Red Rocks’ reputation is a reflection of the quality of our employees and their dedication to excellence in serving our clients. To ensure these qualities and dedication to excellence, our employees must possess the requisite qualifications of experience, education, intelligence, and judgment necessary to effectively serve as investment management professionals. In addition, every employee is expected to demonstrate the highest standards of moral and ethical conduct for continued employment with Red Rocks.

When used herein, the term “client” includes any investment company, assets of which Red Rocks manages, co-manages or for which it otherwise provides portfolio management services, and to institutional investors for whom Red Rocks provides investment supervisory services or manages investment advisory accounts. The term also includes those clients for whom Red Rocks provides advice on matters not involving securities.

The SEC and the courts have stated that portfolio management professionals, including registered investment advisers, have a fiduciary responsibility to their clients. In the context of securities investments, fiduciary responsibility should be thought of as the duty to place the interests of the client before that of the person providing investment advice, and failure to do so may render the adviser in violation of the anti-fraud provisions of the Advisers Act. Fiduciary responsibility also includes the duty to disclose material facts that might influence an investor’s decision to purchase or refrain from purchasing a security recommended by the adviser or from engaging the adviser to manage the client’s investments. The SEC has made it clear that the duty of an investment adviser not to engage in fraudulent conduct includes an obligation to disclose material facts to clients whenever the failure to disclose such facts might cause financial harm. An adviser’s duty to disclose material facts is particularly important whenever the advice given to clients involves a conflict or potential conflict of interest between the employees of the adviser and its clients.

Under Rule 204A-1 of the Investment Advisers Act and the amendment to Rule 17j-1 of the Investment Company Act of 1940, Red Rocks is required to adopt procedures reasonably necessary to prevent its employees from violating provisions of the Act with respect to personal securities trading.

In meeting its fiduciary responsibilities to our clients, Red Rocks has promulgated this Code of Conduct (the “Code”) regarding the purchase and/or sale of securities in the personal accounts of our employees or in those accounts in which our employees may have a direct or indirect beneficial interest.

It is also intended to resolve any misunderstanding between Red Rocks and our employees regarding such trading activities. In those situations where employees may be uncertain as to the intent or purpose of this Code, they are advised to consult with the Chief Compliance Officer (“CO”). The CO may under circumstances that are considered appropriate, or after consultation with the Management Committee (comprised of the Managing Members of Red Rocks), grant exceptions to the provisions contained in this manual only when it is clear that the interests of Red Rocks’ clients will not be adversely affected. All questions arising in connection with personal securities trading should be resolved in favor of the interest of the clients even at the expense of the interest of our employees. The Management Committee will satisfy themselves as to the adherence to this policy through periodic reports by the CO.

1.2           Failure to Comply with the Provisions of the Code - Sanctions

Strict compliance with the provisions of this Code shall be considered a basic condition of employment with Red Rocks. It is important that employees understand the reasons for compliance with this Code. Red Rocks’ reputation for fair and honest dealing with its clients and the investment community in general, has taken considerable time to build. This standing could be seriously damaged as the result of a single securities transaction considered questionable in light of the fiduciary duty owed to our clients. Employees are urged to seek the advice of the CO for any questions as to the application of this Code to their individual circumstances. Employees should also understand that a material breach of the provisions of this Code may constitute grounds for termination of employment with Red Rocks.

2.           Applicability of Restrictions and Procedures of this Code

2.1           Access Persons

Rule 204A-1 of the Advisers Act requires generally that any partner, member, officer or director of Red Rocks, or any associate who makes, participates in making, or whose activities relate to making any recommendation as to the purchase and/or sale of securities must report his/her personal securities transactions not later than 30 calendar days following the end of each calendar quarter. Such persons are collectively defined under subparagraph (A) of this rule as “Access Persons.” This reporting requirement also applies to any employee of Red Rocks who in the course of his/her duties with Red Rocks is privy to information about securities that are being considered by any Access Person for purchase by our clients.

In addition to the provisions of Rule 204A-1 of the Advisers Act, Rule 17j-1 of the Investment Company Act requires that any director, officer, member or general partner of a fund or of a fund’s investment adviser, or any employee of a fund or of a fund’s investment adviser who, in connection with his or her regular functions or duties, participates in the selection of a fund’s portfolio securities, or who has access to information regarding a fund’s future purchases or sales of portfolio securities must report his/her personal securities transactions not later than 30 calendar days following each calendar quarter. Under 17j-1 such persons are defined as “Access Persons.”

Inasmuch as Red Rocks is actively involved in managing the portfolios of the mutual funds and other nonaffiliated investment companies, as well as managing the investments of institutional clients, most, if not all, of our employees fall under the definition of “Access Person”. For purposes of this Code all such employees of Red Rocks are hereafter collectively referred to as “Access Persons” and are subject to provisions of this Code.

We have determined that the members of the Red Rocks Capital Advisory Committee are not considered access persons.  Their role is to advise the company on strategic matters.  They should not be advised of portfolio details, portfolio holdings or any other information that should be limited to Access Persons.  If the nature of their role changes in the future, we will reconsider this conclusion.

2.3           Associated Persons

Inasmuch as some of our employees are involved in purely administrative duties not involving investment advisory services, they are not considered to be Access Persons. However, certain activities under the Advisers Act and the Investment Company Act apply to all employees of Red Rocks. For those activities under the Advisers Act or the Investment Company Act or any provisions of this Code that apply to all employees of Red Rocks, the term” Associate” or “Associated Person” will be used to collectively describe such employees. For example, a computer specialist who is not otherwise involved in managing client accounts or providing investment advisory services, is nevertheless subject to the provisions of the Advisers Act, the Investment Company Act, and this Code with respect to trading on insider or privileged information.

2.4           Supervised Persons

Section 202(a)(25) of the Investment Advisers Act defines a “Supervised Person” to mean, any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of an investment adviser, or other person who provides investment advise on behalf of the investment adviser and is subject to the supervision and control of the investment adviser.  Rule 204A-1 requires that the Supervised Persons do with the following:

1.	Comply with applicable Federal securities laws; and

2.	Report any violations of the Code of Ethics promptly to the Chief Compliance Officer or other designated person.

Red Rocks will provide or make available on-line to each Supervised Person a copy of the Code of Ethics and any amendments.  Each Supervised Person will be required to sign a written acknowledgment of their receipt of the Code and any amendments.

2.5           Contractors, Consultants and Temporary Employees

Each Red Rocks contractor/consultant/temporary employee will be required to sign an acknowledgement that he/she has read the Code and will abide by it.  If the contractor/consultant/temporary employee is not privy to information about securities that are being considered by any advisory representative for purchase or sale by our clients, the pre-clearance and reporting provisions of the Code will not apply.

2.6           Investment Clubs

An employee who is a member of an Investment Club is subject to the pre-clearance and reporting requirements of the Code with respect to the transactions of the investment club.  Additionally, memberships in Investment Clubs will require prior approval of the CO.

3.           Securities Subject to the Provisions of this Code

3.1           Covered Securities

Section 202(a)(18) of the Advisers Act and Section 2(a)(36) of the Investment Company Act both define the term “Security” as follows:

Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, reorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call straddle, option or privilege entered into on a national securities exchange relating to a foreign currency, exchange traded fund or in general, any interest or instrument commonly known as a “security” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

For purposes of this Code, the term “Covered Securities” shall include shares of any products that are managed, sponsored, advised or sub-advised by RRC.

For purposes of this Code, the term “Covered Securities” shall mean all such securities described above except:

• Direct obligations of the United States or any other sovereign country;

• Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

• Shares of any registered open-end investment company (“RIC”) (other than an exchange-traded fund (“ETF”) and other than a RIC that is advised or sub-advised by Red Rocks.).

Although the term “Covered Securities” under the Advisers Act and the Investment Company Act represents an all-inclusive list of investment products, for purposes of this Code, the term will most often apply to those securities listed on any of the nationally recognized stock exchanges of the United States (i.e. New York Stock Exchange, American Stock Exchange, Chicago Stock Exchange, Pacific Stock Exchange, Philadelphia/Baltimore Stock Exchange, or the National Association of Securities Dealers Automated Quotation System (NASDAQ) market, etc.) However, if there is any question by an Access Person as to whether a security is “covered” under this Code, he/she should consult with the CO for clarification on the issue before entering any trade for his/her personal account.

In addition to the above restrictions, no Access Person shall purchase or sell any covered security for any account in which he/ she has any beneficial interest, if:

Such security is being considered for purchase or sale by the Research Department even though no order(s) has been entered with Red Rocks.  The CO will maintain a list of such securities (the Restricted List – See Section 4.1);

There is any possible conflict of interest or appearance thereof.  An Access Person may not execute a securities transaction in his/her account or in any account in which he/she has a beneficial interest in a direction contrary to that currently recommended by the Research Department, i.e., selling a security when the Research Department is recommending the purchase of that security or vice versa. However, this provision may be waived by the CO in special situations upon written request by the Access Person.  Additionally, an Access Person may not purchase shares of any RIC, ETF or other investment vehicle if the investment composition of such vehicle is known to have a significant overlap with any RRC managed, sponsored, advised or sub-advised product.  The determination of whether such investment vehicle has significant composition overlap will be made on a case by case basis by the CO when the overlap issue comes to his/her attention.  Such investment vehicles determined to have a significant composition overlap with respect to an RRC product will be added to the Restricted List.  Furthermore, an Access Person, by the nature of his/her job responsibilities, may create a conflict of interest or appearance thereof by merely investing in RRC sponsored or managed products.  When such situations arise, the CO will determine on a case by case basis whether a conflict of interest exists and whether such Access Person should be restricted from buying or selling any RRC sponsored or managed product(s).

As discussed below, there are also restrictions on trading an “IPO” and a “Limited Offering.”  IPO means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.  Limited Offering means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

3.2           Securities not Subject to Restrictions

Security transactions in accounts in which the Access Person has a beneficial interest, but over which he/she has no direct or indirect influence or control, are not subject to the trading restrictions of this Section or the reporting requirements of sub-section 5.3. and 5.4 of this Code, however, the Access Person should advise the CO in writing, giving the name of the account, the person(s) or firm(s) responsible for its management, and the reason for believing that he/ she should be exempt from reporting requirements under this Code.  Examples of such accounts may include:

•	Automatic investments in programs where the investment decisions are non-discretionary after the initial selections by the account owner (although the initial selection requires pre-clearance);

•	Investments in dividend reinvestment plans;

•	Exercised rights, warrants or tender offers;

•	Securities received via a gift or inheritance.

4.           Limitations on Personal Trading by Access Persons

Personal securities transactions by Access Persons are subject to the following trading restrictions:

4.1           Pre-clearance of Transactions

Pursuant to Section 3.1, no Access Person may purchase or sell any security that is being considered for purchase or sale by the RRC Research Department.  To identify such securities, a Restricted List, based on current and upcoming recommendations of securities for purchase or sale will be maintained by the CO.  The Restricted List will also include all RRC managed or sponsored products.  The Restricted List will be distributed to each Access Person. It is the responsibility of each Access Person to review the list prior to placing any order for his/her personal account.

The Restricted List will contain two parts:  (1) DO NOT TRADE and (2) MAY TRADE WITH APPROVAL.  The “DO NOT TRADE” part of the Restricted List will include covered securities that are being “considered” for investment for RRC clients or products.  The “MAY TRADE WITH APPROVAL” part of the Restricted List will include RRC managed or sponsored products.

Generally, so long as a security is not on the Restricted List, there will be no requirement to obtain prior clearance from the CO.  The general rule will not apply if, with respect to any security that is not on the Restricted List, the Access Person knows or suspects that (a) the security is being purchased or sold by Red Rocks on behalf of any advisory client or managed or sponsored product or is being considered for purchase or sale; (b) is otherwise prohibited under any internal policies of Red Rocks; (c) breaches the Access Person’s fiduciary duty to any advisory client or managed or sponsored product; (d) is otherwise inconsistent with applicable law, including the Advisers Act, the Investment Company Act and the Employee Retirement Income Security Act of 1974; or (e) creates a conflict of interest or an appearance thereof.  The Access Person should consult with the CO if he/she has any questions about this Section 4.1.  Alternatively, the Access Person may complete the Personal Securities Trading Request and Authorization Form (see Exhibit B-2) and forward it to the CO.

 No Access Person may purchase or sell any RRC managed or sponsored product without first obtaining prior clearance from the CO.  Once pre-clearance approval has been received, the purchase or sale of the RRC managed or sponsored product must be completed within (3) business days, including the day the approval was received.

Certain trading exceptions may be made for an Access Person who begins employment with RRC and who has investments in securities that are on the “DO NOT TRADE” part of the Restricted List.  Such Access Person may be able to sell such securities, subject to pre-clearance approval from the CO.   Such Access Person will only be able to sell such securities and will not be able to purchase any securities on the DO NOT TRADE part of the Restricted List.

4.2           Black-Out Periods

No Access Person may trade in a covered security on any day that a client account/fund has a pending buy or sell order in the same covered security.  In addition, no Access Person may buy or sell a security that a client account/fund has traded within 7 calendar days on either side of the fund’s/account’s execution date.

4.3           Short Term Trading

No Access Person of Red Rocks may purchase and subsequently sell (or sell and purchase) the same security within any thirty (30) day period.  Mutual funds and Exchange Traded Funds advised or sub-advised by RRC are subject to a ninety (90) day holding period.  Any deviation from this policy must be approved in advance in writing by the CO, or unless such transaction is necessitated by an unexpected special circumstance involving the Access Person. The CO shall consider the totality of the circumstances, including whether the trade would involve a breach of any fiduciary duty, whether it would otherwise be inconsistent with applicable laws and Red Rocks’ policies and procedures, and whether the trade would create an appearance of impropriety. Based on his/her consideration of these issues, the CO shall have the sole authority to grant or deny permission to execute the trade.

4.4           Excessive Trading

 While active personal trading may not in and of itself raise issues under applicable laws and regulations, we believe that a very high volume of personal trading can be time consuming and can increase the possibility of actual or apparent conflicts with portfolio transactions. Accordingly, an unusually high level of personal trading activity is strongly discouraged and may be monitored by the Compliance Department to the extent appropriate for the category of person, and a pattern of excessive trading may lead to the taking of appropriate action under the Code.

4.5           Sanctions

Upon discovering a violation of this Code by an employee or his/her family member or related party, the Chief Compliance Officer may impose such sanctions as it deems appropriate, including, among other things, the following:

• A letter of censure to the violator;
• A monetary fine levied on the violator;
• Suspension of the employment of the violator;
• Termination of the employment of the violator;
• Civil referral to the SEC or other civil regulatory authorities determined by RRC; or
• Criminal referral – determined by RRC.

Examples of possible sanctions include, but are not limited to:

• A warning letter, for a first time pre-clearance or reporting violation;
• Monetary fines and disgorgement of profits when an employee profits on the purchase of a security he/she should not purchase; and
• Recommendation for suspension or termination if an employee is a serial violator of the Code.

Appeals Process

If an employee decides to appeal a sanction, he/she should contact the Chief Compliance Officer who will refer the issue to the Compliance Risk Management Committee for their review and consideration.

5.           Securities Reporting by Access Persons

5.1           Application of the Code of Conduct to Access Persons of Red Rocks

The provisions of this Code apply to every security transaction, in which an Access Person of Red Rocks has, or by reason of such transaction acquires, any direct or indirect beneficial interest, in any account over which he/she has any direct or indirect influence or control. Generally, an Access Person is regarded as having a beneficial interest in those securities held in his or her name, the name of his or her spouse or domestic partner, the names of his or her minor children or other family members who reside in his/her household, the name of any relative, person or entity for whom the employee directs the investments and the name of any joint account on which the employee is one of the joint account holders. An Access Person may be regarded as having a beneficial interest in the securities held in the name of another person (partnership, corporation, trust, custodian, or another entity) if by reason of any contract, understanding, or relationship he/she obtains or may obtain benefits substantially equivalent to those of ownership. An Access Person does not derive a beneficial interest by virtue of serving as a trustee or executor unless the person, or a member of his/her immediate family, has a vested interest in the income or corpus of the trust or estate. However, if a family member is a fee-paying client of RRC, the account will be managed in the same manner as that of all other RRC clients with similar investment objectives.

If an Access Person believes that he/she should be exempt from the reporting requirements with respect to any account in which he/she has direct or indirect beneficial ownership, but over which he/she has no direct or indirect control in the management process, he/she should so advise the CO in writing, giving the name of the account, the person(s) or firm(s) responsible for its management, and the reason for believing that he/she should be exempt from reporting requirements under this Code.

5.2           On Becoming an Access Person

Any employee of Red Rocks who during the course of his/her employment becomes an Access Person, as that term is defined in sub-section 2.2 of this Code, must provide the CO with an Initial Securities Holdings Report no later than 10 days after the employee becomes an Access Person. This report must include the following information:

A list of securities, including the security type, the title or name, the CUSIP number or exchange ticker, number of shares, and/or principal amount of each covered security in which the Access Person had any direct or indirect beneficial interest or ownership as of the date the employee became an Access Person (such list must be current as of a date no more than 45 days prior to becoming an Access Person);

The name of any broker, dealer or bank with whom the Access Person maintained an account, or in any other account in which securities were held for the direct or indirect benefit or ownership of the Access Person;

The date the report is submitted to the CO by the Access Person.

Following submission of the Initial Securities Holdings Report, the CO will review each report for any evidence of improper trading activities or conflicts of interest by the Access Person. After careful review of each report, the CO will sign and date the report attesting that he/she conducted such review.

See Exhibit B-1 for the Initial Securities Holdings Report.

5.3           Quarterly Transaction Reports. Rule 204A-1 of the Advisers Act

Every Advisory Representative and/or Access Person must submit a Personal Securities Trading Report to the CO not later than 30 days after the end of each calendar quarter listing all securities transactions executed during that quarter in the Access Person’s brokerage account(s),  the Access Person’s non-brokerage accounts (such as mutual fund accounts) that hold RRC managed or sponsored products or in any account(s) in which the Access Person may have any direct or indirect beneficial interest or ownership. The quarterly Personal Securities Trading Report must contain the following information:

The date of each transaction, the name of the covered security purchased and/or sold, the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and/or the principal amount of the security involved.

The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition).

The price at which the covered security was effected.

The name of the broker, dealer or bank through whom the transaction was effected.

The date the report is submitted to the CO by the Advisory Representative and/or Access Person.

Note:  The Access Person may meet this requirement by instructing his/her broker to submit the required information directly to the CO or by providing copies of brokerage statements that contain the required information.

Following submission of the Personal Securities Trading Report, the CO will review each report for any evidence of improper trading activities or conflicts of interest by the Advisory Representative and/or Access Person. After careful review of each report, the CO will sign and date the report attesting that he/she conducted such review. Quarterly securities transaction reports are to be maintained by the CO in accordance with the records retention provisions of Rule 204-2(e) of the Advisers Act.

See Exhibit B-3 for the Personal Securities Trading Report

5.4           Annual Securities Holdings Report

Every Access Person must submit an Annual Personal Securities Holdings Report to the CO listing all covered securities held by the Access Person as of December 31 of each year. The report must be submitted not later than 30 calendar days following year-end and must be current as of a date no more than 45 days before the report is submitted. The Annual Personal Securities Holding Report must contain the following information:

The security type, the title or name, CUSIP or exchange ticker, number of shares and principal amount of each covered security in which the Access Person had any direct or indirect beneficial ownership interest or ownership;

The name of any broker, dealer or bank with whom the Access Person maintains an account in which any covered securities are held for the direct or indirect benefit of the Access Person; and

The date the annual report is submitted by the Access Person to the CO.

Note:  The Access Person my meet this requirement by instructing his/her broker to submit the required information directly to the CO or by providing copies of brokerage statements that contain the required information.

 Following submission of the Annual Personal Securities Holding Report, the CO will review each report for any evidence of improper trading activities or conflicts of interest by the Access Person. After careful review of each report, the CO will sign and date the report attesting that he/she conducted such review.

In addition to the reporting provisions of sub-sections 5.3 and 5.4, above, Access Persons will be required annually to read and sign Red Rocks’ Code of Conduct regarding employee securities transactions and make representations that the Access Person (i) during the period, has not purchased or sold any covered securities through brokerage accounts or other accounts that have not been disclosed to Red Rocks; (ii) during the period has not purchased or sold an securities on the Restricted List that have not been disclosed to Red Rocks; (iii) has not opened a securities brokerage account during the period which has not been reported to Red Rocks, and (iv) agrees to notify Red Rocks if he/ she opens a personal securities account which has not otherwise been disclosed to Red Rocks

See Exhibit B-4 for the Annual Personal Securities Holding Report

6.           Negative Reports

Although the Rule 204A-1 and Rule 17j-1 do not require negative reports, it is the policy of Red Rocks that Personal Securities Trading Reports be submitted annually by all associated persons whether or not securities transactions have occurred in their accounts during the period. Those associates having no securities transactions to report must indicate this fact in his/her annual report. The report must then be dated, signed and submitted to the CO for review.

7.           Personal Securities Transactions and Insider Trading

In 1989, Congress enacted the Insider Trading and Securities Enforcement Act to address the potential misuse of material non-public information. Courts and the Securities and Exchange Commission currently define inside information as information that has not been disseminated to the public through the customary news media; is known by the recipient to be non-public; and has been improperly obtained. In addition, the information must be material, e.g. it must be of sufficient importance that a reasonably prudent person might base his/her decision to invest or not invest on such information.

The definition and application of inside information is continually being revised and updated by the regulatory authorities. If an Associate of Red Rocks believes he/she is in possession of inside information, it is critical that he/she not act on the information or disclose it to anyone, but instead advise the CO, or a principal of Red Rocks accordingly. Acting on such information may subject the Associate to severe federal criminal penalties and the forfeiture of any profit realized from any transaction.

Although this section is included under the provisions of this Code, it is, in fact, a separate set of procedures required under Section 204A of the Advisers Act and is included in Red Rocks’ Compliance Manual as Exhibit 1. All Associates of Red Rocks are required to read and acknowledge having read such procedures annually. In addition to the above procedural requirements, Associates are subject to the following restrictions in managing their personal investments and in dealing with clients of Red Rocks:

8.           Options

Transactions in put or call options are subject to the same criteria as those for the underlying securities.

9.           Dealings with Clients

No Associate may directly or indirectly purchase from or sell to a client of Red Rocks any security, unless the transaction is pre-approved in writing by the CO. Associates of Red Rocks are prohibited from ever holding customer funds or securities or acting in any capacity as custodian for a client account. Moreover, Associates are prohibited from borrowing money or securities from any Red Rocks client and from lending money to any Red Rocks client, unless the client is a member of the Associates immediate family and the transaction has been approved in writing by the CO.

10.           Orders Contrary to the Selection Guidelines Buy/Sell Categories

If there is a client order pending execution that is contrary to the Research Department’s Buy/Sell category, a similar transaction may not be entered/executed by an Associate until the client’s order has been filled.

11.           Margin Accounts

While brokerage margin accounts are discouraged, an Associate may open or maintain a margin account with a brokerage firm with whom the Associate has maintained a regular brokerage account for a minimum of six months. This provision may be waived by the CO upon written request by the Associate.

12.           Initial Public Offerings

Associates are not permitted to subscribe to or purchase IPOs, including “new issues” (as defined below) without the prior written approval from the CO.  “New issues” are defined under NASD Rule of Conduct 2790 as securities that are part of an issuer’s initial public distribution of new equity securities.

13.           Limited Offerings

No Associate shall purchase any Limited Offering, unless prior written approval has been obtained from the CO.

14.           Short Sales

Red Rocks may engage in short selling in accordance with the PPM of the Fund. Short sales executed by Associates must also comply with the other applicable trading restrictions of this Code.

15.           Bonds (Corporate and Municipal)

Purchases and sales of $200,000 or greater, by Associates in their personal accounts of a single bond issue shall not be executed prior to the completion of all client orders pending in the same bond.

16.           Other Restricted Activities Applicable to All Associates of Red Rocks

16.1           Outside Business Interests

An Associated Person who seeks or is offered a position as an officer, trustee, director, or is contemplating employment in any other capacity in an outside enterprise is expected to discuss such anticipated plans with Red Rocks’ CO prior to accepting such a position. Information submitted to the CO will be considered as confidential and will not be discussed with the Associate’s prospective employer without the Associate’s permission.

Red Rocks does not wish to limit any Associate’s professional or financial opportunities, but needs to be aware of such outside interests so as to avoid potential conflicts of interest and ensure that there is no interruption in services to our clients. Understandably, Red Rocks must also be concerned as to whether there may be any potential financial liability or adverse publicity that may arise from an undisclosed business interest by an Associate.

16.2           Personal Gifts

Personal gifts of cash, fees, trips, favors, etc. of more than a nominal value to Associates of Red Rocks are discouraged. Gratuitous trips and other favors whose value may exceed $100 should be brought to the attention of the CO.

16.3           Use of Source Material

Investment related materials (research reports, investment summaries, etc.) written by Associated Persons of Red Rocks for distribution outside of the company or available to outside parties should be original information and, if appropriate, include proper reference to sources. It is not necessary to reference publicly available information. However, any investment related material referencing Red Rocks or bearing Red Rocks’ name or logo must first be submitted to the CO prior to presentation to outside parties.

16.4           Communications with Clients through Radio, Television and Other Media

Associates of Red Rocks are encouraged to participate in lectures, seminars, and media appearances where the purpose of such communications is to provide investment advice or explain the services offered through Red Rocks. However, the Associate must submit to the CO for approval, prior to presentation, an outline of any speech or lecture to members of the general public which discusses investments in general or specific securities currently recommended by Red Rocks.

Associates making appearances on radio or television programs as representatives of Red Rocks are prohibited from recommending any specific security, unless such security is currently on Red Rocks’ list of approved investments. In situations where an Associate is asked his/her opinion on the investment merits of a security not on Red Rocks’ recommended list, the Associate should make it clear to the audience that any opinion given is his/her own and not necessarily that of Red Rocks.

17.           Promulgation, Execution and Distribution of the Code

The Managing Members of Red Rocks have read and approved this Code of Conduct/Ethics regarding personal securities trading by Access Persons/Associates of Red Rocks. In addition to having approved this Code, the Board agrees to review at least annually the provisions of this Code which may require periodic revisions, clarifications, or up-dating so as to comply with the provisions of the Investment Advisers Act, the Investment Company Act and SEC interpretations thereof with respect to personal securities trading by Access Persons or Associates.

Signed	Date

Signed	Date

19.           Acknowledgment of Receipt of Code of Conduct/Ethics

Access Person/Associate Of Red Rocks Capital LLC

I have read the above Code of Conduct of Red Rocks regarding personal securities trading and other potential conflicts of interest and agree to comply with the provisions therein.

Printed Name

Signature

Date

Signed	Date

Exhibit B-1

Initial Securities Holdings Report

To: Compliance Officer

From: _____________________________________
Access Person/Associate)

Re: Initial Securities Holdings Report

For the date indicated _________________, I own the following securities (copies of account statements may be attached):

Broker	Account Number	Security	Security Type	Ticker or CUSIP	# Shares	Principal Amount

☐	I do not currently have a personal securities brokerage account.

     I agree to promptly notify Red Rocks if I open a brokerage account or other non-brokerage accounts that may hold RRC products investment account so long as I am employed by Red Rocks.

Signed:	Date

Report reviewed by:	Date:

Exhibit B-2

Personal Securities Trading Request and Authorization Form

Associate’s Name:_________________________________                                                                                                Date:___________________

I hereby request authorization to enter the following securities transaction:

Name of Company and Ticker Symbol: _____________________________

Type of Order: Buy ____  Sell ____  Exchange ____  Tender ____ Other ____ ( Explain)

Price: Market ______  Limit ______  Stop ______  Number of Shares:________________

Broker/Dealer: _________________________  Bank: ____________________________

Type of Account: Individual________Joint________IRA_________Ret  Account___________

Other ___________ (Explain)

This transaction is for investment purposes and to the best of my knowledge will comply with the applicable personal trading provisions contained in Red Rock’s Code of Conduct/Ethics.

Name of Associate	Signature of Associate

The above transaction is approved based on information provided above and must be completed within 3 business days, including the date of approval. If the transaction has not been completed in whole or in part, it may be extended at the discretion of the Red Rock’s Compliance Officer upon written request by the associate.

Signature of Compliance Officer	Date

The above transaction is disapproved for the following reasons:

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

Signature of Compliance Officer	Date

Exhibit B-3

Quarterly Personal Securities Transaction Report

To: Compliance Officer

From: _____________________________________
(Access Person/Associate)

Re: Report of Personal Securities Transactions pursuant to Rule 204A-1 of the Investment Advisers Act

During the quarter ending _________________, I have purchased/sold the following securities (copies of account statements may be attached):

Date	Security	Ticker or CUSIP	Bought or Sold	# Shares	Price	Principal Amount	Interest Rate	Maturity Date	Broker

☐
During the above period, I have not purchased or sold any securities in my personal brokerage account or in any account in which I have a direct or indirect beneficial interest. Beneficial interest is understood to mean securities transactions in the accounts of my spouse, or domestic partner, my minor children or other family members who reside in my household, any relative, person or entity for whom I direct the investments and the name of any joint account on which the I am one of the joint account holders.

☐	During the above period, I have not opened any personal securities brokerage account or other non-brokerage accounts that may hold RRC products that I have not disclosed to Red Rocks.

☐	I do not currently have a personal securities brokerage account. However, I agree to promptly notify Red Rocks if I open such an account so long as I am employed by Red Rocks.

Signed:	Date

Report reviewed by:	Date:

Exhibit B-4

Annual Securities Holdings Report

To: Compliance Officer

From: _____________________________________
Access Person/Associate)

Re: Initial Securities Holdings Report

For the Year ending _________________, I own the following securities (copies of account statements may be attached):

Broker	Account Number	Security	Security Type	Ticker or CUSIP	# Shares	Principal Amount

During the above period, I have not purchased or sold any securities in my personal brokerage account or in any account in which I have a direct or indirect beneficial interest that I have not disclosed to RRC.

During the above period, I have not purchased or sold any securities on the Restricted List in my personal brokerage account or in any account in which I have a direct or indirect beneficial interest that I have not disclosed to RRC.

During the above period, I have not opened any personal securities brokerage account or other non-brokerage accounts that may hold RRC products that I have not disclosed to RRC..

I agree to promptly notify Red Rocks if I open a brokerage account or other non-brokerage accounts that may hold RRC products investment account so long as I am employed by RRC.

I have received a copy and read the RRC Code of Conduct regarding employee securities transactions.

☐	I do not currently have a personal securities brokerage account

Signed:	Date

Report reviewed by:	Date: